                                                                  Exhibit 10.13

                                  HILL BUILDING
                     Lease to Pharmaceutical Peptides, Inc.

                                Table of Contents

1.    Recitals and Definitions..............................................   1
      1.1   Recitals........................................................   1
      1.2   Definitions.....................................................   1

2.    Premises and Term.....................................................   2
      2.1   Premises........................................................   2
      2.2   Appurtenant Rights..............................................   3
      2.3   Landlord's Reservations.........................................   3
      2.4   Parking.........................................................   4

3.    Rent and Other Payments...............................................   4
      3.1   Annual Fixed Rent...............................................   4
      3.2   Real Estate Taxes...............................................   5
      3.3   Operating Expenses..............................................   8
      3.4   Inspection and Audit............................................  12
      3.5   Electricity.....................................................  12
      3.6   Other Utility Charges...........................................  13
      3.7   Above-Standard Services.........................................  13
      3.8   No Offsets......................................................  14
      3.9   Security Services...............................................  14
      3.10  Net Lease.......................................................  14

4.    Alterations...........................................................  14
      4.1   Consent Required for Tenant's Alterations.......................  14
      4.2   Ownership of Alterations........................................  15
      4.3   Construction Requirements for Alterations.......................  15
      4.4   Payment for Tenant Alterations..................................  16
      4.5   Tenant's Initial Improvements...................................  17
      4.6   Security for Performance of Tenant's
            Initial Improvements............................................  19
      4.7   Use of Roof.....................................................  24

5.    Responsibility for Condition of Building and
      Premises..............................................................  26
      5.1   Maintenance of Building and Common Ar
            eas by Landlord.................................................  26
      5.2   Maintenance of Premises by Tenant...............................  27
      5.3   Delays in Landlord's Services...................................  27

6.    Tenant Covenants......................................................  28
      6.1   Permitted Uses..................................................  28
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      6.2   Laws and Regulations............................................  29
      6.3   Rules and Regulations...........................................  29
      6.4   Safety Compliance...............................................  30
      6.5   Landlord's Entry................................................  30
      6.6   Floor Load......................................................  30
      6.7   Personal Property Tax...........................................  30
      6.8   Assignment, Subleases or other Transfers........................  30

7.    Indemnity and Insurance...............................................  33
      7.1   Indemnity.......................................................  33
      7.2   Liability Insurance.............................................  34
      7.3   Personal Property at Risk.......................................  35
      7.4   Waiver of Subrogation...........................................  35
      7.5   Landlord's Insurance............................................  36

8.    Casualty and Eminent Domain...........................................  36
      8.1   Restoration Following Casualties................................  36
      8.2   Landlord's Termination Election.................................  37
      8.3   Tenant's Termination Election...................................  37
      8.4   Casualty at Expiration of Lease.................................  38
      8.5   Eminent Domain..................................................  38
      8.6   Rent After Casualty or Taking...................................  39
      8.7   Temporary Taking................................................  39
      8.8   Taking Award....................................................  39

9.    Default...............................................................  39
      9.1   Tenant's Default................................................  39
      9.2   Damages.........................................................  41
      9.3   Cumulative Rights...............................................  42
      9.4   Landlord's Self-help............................................  42
      9.5   Enforcement Expenses............................................  43
      9.6   Late Charges and Interest on
            Overdue Payments................................................  43
      9.7   Landlord's Right to Notice and Cure.............................  43

10.   Mortgagees' Rights....................................................  44
      10.1  Subordination...................................................  44
      10.2  Prepayment of Rent not to Bind Mortgagee........................  44
      10.3  Tenant's Duty to Notify Mortgagee:
            Mortgagee's Ability to Cure.....................................  44
      10.4  Estoppel Certificates...........................................  45

11.   Miscellaneous.........................................................  46
      11.1  Recording of Lease..............................................  46
      11.2  Notices.........................................................  46
      11.3  Successors and Limitation on Liability
            of the Landlord.................................................  47


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      11.4  Waivers by the Landlord.........................................  47
      11.5  Acceptance of Partial Payments of Rent..........................  48
      11.6  Interpretation and Partial Invalidity...........................  48
      11.7  Quiet Enjoyment.................................................  48
      11.8  Brokerage.......................................................  49
      11.9  Surrender of Premises and Holding Over .........................  49
      11.10 Landlord's Lien.................................................  50
      11.11 Right of First Offer............................................  51

EXHIBIT A:     BASIC LEASE TERMS
EXHIBIT A-1:   FLOOR PLAN OF THE PREMISES
EXHIBIT B:     STANDARD SERVICES
EXHIBIT C:     RULES AND REGULATIONS
EXHIBIT D:     TENANT'S INITIAL IMPROVEMENTS
EXHIBIT D-1:   TENANT'S PERSONAL PROPERTY
EXHIBIT D-2:   SECURED PROPERTY
EXHIBIT E:     CUSTODIAL SERVICES


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

                                      LEASE

1. Recitals and Definitions

      1.1 Recitals. This Lease (this "Lease") is entered into as of April ___, 1994, by and between The Charles Stark Draper Laboratory, Inc. (the "Landlord"), and Pharmaceutical Peptides, Inc. (the "Tenant").

      In consideration of the mutual covenants herein set forth, the Landlord and the Tenant do hereby agree to the terms and conditions set forth in this Lease.

      1.2 Definitions. The following Terms, have the meanings indicated or referred to below.

      "Additional Rent" means all charges payable by the Tenant pursuant to this Lease other than Annual Fixed Rent, including without implied limitation; the Tenant's Tax Expense Allocable to the Premises as provided in Section 3.2; the Tenant's Operating Expenses Allocable to the Premises in accordance with Section 3.3; amounts payable for special services pursuant to Section 3.5; the Landlord's share of any sublease or assignment proceeds pursuant to Section 6.8.

      "Annual Fixed Rent" - See Exhibit A, and Sections 2.5 and 3.1.

      "Building" means The Hill Building located at 1 Hampshire Street, Cambridge, Massachusetts in which the Premises are located.

      "Commencement Date" - See Exhibit A.

      "Common Building Areas" means those portions of the Building which are not part of the Premises and to which the Tenant has appurtenant rights pursuant to
Section 2.2.

      "External Causes" means collectively, (i) Acts of God, war, civil commotion, fire, flood or other casualty, strikes or other extraordinary labor difficulties, shortages of labor or materials or equipment in the ordinary course of trade, government order or regulations or other cause not reasonably within the Landlord's control and not due to the fault or neglect of the Landlord, and (ii)
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any act, failure to act or neglect of the Tenant or the Tenant's servants, agents, employees, licensees or any person claiming by, through or under the Tenant, which in either case causes delays encountered by the Landlord in the performance of any act required to be performed by the Landlord under this Lease which are reasonably attributable thereto.

      "Land" means the parcel of land owned by Landlord upon which the Building is located.

      "Landlord's Original Address" - See Exhibit A.

      "Lease Year" means each period of one year during the Term commencing on the Rent Commencement Date or on any anniversary thereof.

      "Permitted Uses" - See Exhibit A.

      "Premises" means that portion of the Building which the Tenant is leasing at any given time pursuant to the provisions of this Lease. See Exhibit A and
Section 2.1.

      "Property" means the Land and the Building.

      "Tenant's Initial Improvements Monthly Amortization Amount" means the quotient of (i) the unamortized cost of Tenant's Initial Improvements amortized on a straight line basis over the Term at a rate of seven percent (7%) per annum, divided by (ii) the number of months remaining in the unexpired Term (including any partial month).

      "Tenant's Original Address" - See Exhibit A.

      "Term" - See Exhibit A.

2. Premises and Term

      2.1 Premises. The Landlord hereby leases to the Tenant, and the Tenant hereby leases from the Landlord, for the Term, the Premises. The Premises shall exclude the entry and main lobby of the Building, first floor elevator lobby, the common stairways and stairwells, elevators and elevator wells, sprinklers, mechanical rooms, loading and receiving areas, electric and telephone closets, janitor closets, and pipes, ducts, conduits, wires and appurtenant fixtures and equipment serving exclusively or in common other parts of the Building. If the Premises at any time includes less than the entire rentable floor area of any floor of the Building, the Premises shall also exclude the common corridors, vestibules, elevator lobby and toilets located on such floor. The Tenant acknowledges that, except as expressly set forth in this Lease, there have been no representations or warranties made by or on behalf of the Landlord with respect to the Premises, the Building or the Property or with respect to the suitability of any of them for the conduct of the Tenant's activities. The Tenant acknowledges that the Landlord is not obligated to provide any modifications to the Premises and that the Tenant is taking the Premises in its "as is" condition. The taking of possession of the Premises by the Tenant shall conclusively establish that the Premises and the Building were at such time in satisfactory condition, order and repair.

      2.2 Appurtenant Rights. The Tenant shall have, as appurtenant to the Premises, the nonexclusive right to use in common with others, subject to reasonable rules of general applicability to occupants of the Building from time to time made by the Landlord of which the Tenant is given notice: (i) the front and rear entries and main lobby of the Building, two designated elevators, the common stairways, mechanical rooms, electric and telephone closets and the pipes, sprinklers, ducts, conduits, wires and appurtenant fixtures and equipment serving the Premises in common with others, (ii) common walkways and driveways necessary or reasonably convenient for access to the Building, (iii) access to loading area and freight elevator with prior notice to the Landlord and subject to rules and regulations then in effect, and (iv) if the Premises at any time include less than the entire rentable floor area of any floor, the common toilets, corridors, and elevator lobby of such floor. Subject to the provisions of Section 5.3, Tenant shall have elevator access to the Premises at all times during the Term, provided that Landlord may limit the number of elevators to be in operation at times other than during customary business hours for the Building.

      2.3 Landlord's Reservations. The Landlord reserves the right from time to time, without unreasonable interference with the Tenant's use: (i) to install, use, maintain, repair, replace and relocate for service to the

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Premises and other parts of the Building, or either, pipes, ducts, conduits, wires, chases, shafts, flues and appurtenant fixtures and equipment, wherever located in the Premises or the Building, and (ii) to alter or relocate any common facility, provided that substitutions are substantially equivalent or better. In the event that Landlord's exercise of its rights under this Section
2.3 results in a material reduction in the usable area of the Premises, the Annual Fixed Rent and the Rentable Floor Area of the Premises shall be adjusted in proportion to the area of the Premises that Tenant can no longer use for the conduct of its business; provided, however, that (i) Landlord's exercise of its rights under this Section 2.3 shall not result in a reduction in the usable area of the Premises in excess of one hundred (100) square feet, and (ii) the location of any such reduction shall be subject to Tenant's reasonable approval.

      2.4 Parking. The Landlord shall provide and the Tenant shall pay for parking privileges for use by the Tenant's employees and business invitees and visitors in accordance with Exhibit A. The Landlord shall have the right to designate from time to time, and to change from time to time, the location on the Land that shall be used for the parking of the Tenant's automobiles. The Tenant's parking privileges will be on a nonexclusive basis. The Tenant agrees that it and all persons claiming by, through and under it, shall at all times abide by the reasonable rules and regulations promulgated by the Landlord with respect to the use of the parking area provided by the Landlord pursuant to this Lease, provided that the same rules apply to all tenants of the Building.

      The Tenant shall pay to the Landlord for the Tenant's parking privileges the monthly rent as provided in Exhibit A.

3. Rent and Other Payments

      3.1 Annual Fixed Rent. Subject to the last paragraph of this Section 3.1, from and after the Rent Commencement Date, the Tenant shall pay, without notice or demand, monthly installments of one-twelfth (1/12th) of the Annual Fixed Rent in effect and applicable to the Premises in advance for each full calendar month of the Term and of the corresponding fraction of said one-twelfth (1/12th) for any fraction of a calendar month at the beginning or end of the Term. The Annual Fixed Rent applicable to the Premises during the Term shall be as set forth in Exhibit A.

      Notwithstanding anything to the contrary set forth in Exhibit A, the Annual Fixed Rent set forth therein is based upon the understanding that Tenant shall not use or occupy that portion of the Premises containing approximately 9,797 square feet of Rentable Floor Area (the "Second Year Space") identified by cross-hatching on Exhibit A-1 prior to the beginning of the second (2nd) Lease Year. If Tenant uses or occupies the Second Year Space prior to the commencement of the second (2nd) Lease Year, the Annual Fixed Rent in effect and applicable to the Premises for the portion of the first (1st) Lease Year occurring from and after the date of such use or occupancy shall be increased to the amount applicable with respect to the second (2nd) Lease Year. Tenant shall immediately deliver to Landlord written notice informing Landlord of Tenant's use or occupancy of the Second Year Space. Tenant's performance of Tenant's Initial Improvements (as hereinafter defined) in the Second Year Space, without additional use or occupancy by Tenant, shall not be deemed "use" or "occupancy" for purposes of determining Annual Fixed Rent pursuant to this Section 3.1.

      The Annual Fixed Rent payable hereunder shall be abated for the period beginning on the Rent Commencement Date and ending on the date that is six (6) months following the Rent Commencement Date (the "Rent Abatement Period").

      3.2 Real Estate Taxes. From and after the Rent Commencement Date, during the Term, the Tenant shall pay to the Landlord, as Additional Rent, the Tenant's Tax Expenses Allocable to the Premises (as such term is hereinafter defined), in accordance with this Section 3.2. The terms used in this Section 3.2 are defined as follows:

            (a) "Tax Year" means the 12-month period beginning July 1 each year or, if the appropriate governmental tax fiscal period shall begin on any date other than July 1, such other date.

            (b) "The Tenant's Tax Expense Allocable to the Premises" means that portion of the Landlord's Tax Expenses for a Tax year which bears the same proportion thereto as the Rentable Floor Area of the Premises (from time to time) bears to the Total Rentable Floor Area of the Building. In the event that the Premises are improved to a standard which is higher than other portions of the Property, the Tenant's Tax Expense allocable to the Premises shall include such portion of the Real Estate Taxes on the Property with respect to any Tax Year as is appropriate so that the Tenant bears the portion of the Real Estate Taxes which are properly allocable to the Premises, as reasonably determined by Landlord based on information with respect to the assessment process made available by the assessing authorities; provided, however, that Landlord shall make a similar allocation of Real Estate Taxes with regard to other tenants whose premises are improved to a standard which is higher than other portions of the Property so that Tenant is not allocated any portion of such Real Estate Taxes.

            (c) "The Landlord's Tax Expenses" with respect to any Tax Year means the aggregate Real Estate Taxes on the Property with respect to that Tax Year, reduced by any abatement receipts with respect to that Tax Year.

            (d) "Real Estate Taxes" means all taxes and special assessments of every kind and nature assessed by any governmental authority on the applicable property and reasonable expenses of any proceedings for abatement of such taxes including appeals thereof. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest thereon) of such special tax or special assessment (which shall be payable over the longest period permitted by law) required to be paid during the Tax Year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance, excess profit, franchise and transfer taxes; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on the Landlord a capital levy or other tax on the gross rents received with respect to the Property, or a Federal, State, Coun-ty, Municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so based, shall be deemed to be included within the term "Real Estate Taxes."

      Payments by the Tenant on account of the Tenant's Tax Expenses Allocable to the Premises shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent and shall be in an amount equal to one-twelfth (1/12) of the Tenant's Tax Expenses Allocable to the Premises for the current Tax Year as reasonably estimated by the Landlord.

      Not later than ninety (90) days after the Landlord's Tax Expenses are determinable for the first Tax Year of the Term or fraction thereof and for each succeeding Tax Year or fraction thereof during the Term, the Landlord shall render the Tenant a statement in reasonable detail showing for the preceding year or fraction thereof, as the case may be, real estate taxes on the Property, and any abatements or refunds of such taxes, together with copies of the applicable tax bills. Expenses incurred in obtaining any tax abatement or refund may be charged against such tax abatement or refund before the adjustments are made for the Tax Year. If at the time such statement is rendered it is determined with respect to any Tax Year, that the Tenant has paid (i) less than the Tenant's Tax Expenses Allocable to the Premises or (ii) more than the Tenant's Tax Expenses Allocable to the Premises, then, in the case of (i) the Tenant shall pay to the Landlord, as Additional Rent, within thirty (30) days of such statement the amount of such underpayment and, in the case of (ii) the Landlord shall credit the amount of such overpayment against the monthly installments of the Tenant's Tax Expenses Allocable to the Premises and the Annual Fixed Rent next thereafter coming due (or refund such overpayment if the Term has expired and the Tenant has no further obligation to the Landlord).

      To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the statement to be furnished by the Landlord shall be rendered and payments made on account of such installments. Notwithstanding the foregoing provisions, no decrease in Landlord's Tax Expenses with respect to any Tax Year shall result in a reduction of the amount otherwise payable by Tenant if and to the extent said decrease is attributable to vacancies in the Building, rather than to a reduction in the assessed value of the Property as a whole or a reduction in the tax rate. Landlord shall, upon Tenant's request therefor, provide Tenant with copies of all applicable tax bills, statements, records and the like, as well as copies of Landlord's calculations and all other relevant information.

      3.3 Operating Expenses. From and after the Rent Commencement Date, during the Term the Tenant shall pay to the Landlord, as Additional Rent, the Tenant's Operating Expenses Allocable to the Premises, as hereinafter defined, in accordance with this Section 3.3. The terms used in this Section 3.3 are defined as follows:

            (a) "The Tenant's Operating Expenses Allocable to the Premises" means that portion of the Operating Expenses for the Property which bears the same proportion thereto as the Rentable Floor Area of the Premises (from time to time) bears to the Total Rentable Floor Area of the Building.

            (b) "Operating Expenses for the Property" means Landlord's cost of operating, cleaning, maintaining and repairing the Property, the parking areas for tenants in the Building and the roads, driveways and walkways for providing access to the Building and such parking areas and shall include without limitation, the cost of services on Exhibit B except as expressly excluded hereunder, the cost of custodial services on Exhibit E, premiums for property, liability and such other insurance as Landlord may carry with respect to the Property; the amount of any commercially reasonable deductible from any insurance claim of the Landlord; compensation and all fringe benefits, worker's compensation insurance premiums and payroll taxes paid to, for or with respect to all persons directly engaged in the operating, maintaining or cleaning of the Property and such parking facilities at or below the level of building manager; cost of steam, water, sewer, gas, oil, electricity, telephone and other utility charges (excluding such utility charges either separately metered or separately chargeable to tenants for additional or special services); cost of providing HVAC; cost of building and cleaning supplies; rental costs for equipment used in the operating, cleaning, maintaining or repairing of the Property, or the applicable fair market rental charges in the case of equipment owned by the Landlord, provided that (i) if such equipment is also used at locations other than the Property, an appropriate allocation of fair market rental charges is made, and (ii) Landlord shall not recover from tenants of the Property an amount in excess of Landlord's cost to purchase such equipment, which cost shall be amortized in accordance with generally accepted accounting principles, together with interest on the unamortized balance at the base lending rate announced by a major commercial bank designated by the Landlord; cost of cleaning; cost of maintenance, repairs and replacements; cost of snow removal; cost of landscape maintenance; security services; payments under service contracts with independent contracts; the cost of any capital improvement made for the purpose of reducing operating expenses or to comply with applicable law, which cost shall be amortized in accordance with generally accepted accounting principles, together with interest on the unamortized balance at the base lending rate announced by a major commercial bank designated by the Landlord, provided that the cost of any such improvements made for the purpose of reducing operating expenses includable as Operating Expenses for the Property in any given year shall be limited to the extent of Landlord's reasonable estimate of the savings realized in such year; and all other reasonable and necessary expenses paid in connection with the operation, cleaning, maintenance and repair of the Property. Any of the Operating Expenses for the Property that vary with occupancy and that are attributable to any part of the Term will be adjusted by Landlord to the amount that Landlord reasonably believes they would have been if the Building had been fully occupied. Operating Expenses for the Property shall not include the following: the Landlord's Tax Expense; cost of repairs or replacements (i) resulting from eminent domain takings, (ii) to the extent reimbursed by insurance, or (iii) required, above and beyond ordinary periodic maintenance, to maintain in serviceable condition the major structural elements of the Building, including the roof, exterior walls and floor slabs; replacement or contingency reserves; the cost of capital improvements (other than as specifically provided for above); payment of any debt obligations

(other than as specifically provided for above); legal and other professional fees for matters not relating to the normal administration and operation of the Property; promotional, advertising, public relations or brokerage fees and commissions paid in connection with services rendered for securing or renewing leases; security services; transfer, gains, franchise, inheritance, estate and income taxes imposed upon Landlord; the cost of installations and decorations incurred in connection with preparing space for tenants, and any other contribution by Landlord to the cost of tenant improvements; salaries, fringe benefits, and other compensation of Landlord's personnel above the grade of building manager; costs for which Landlord receives compensation through the proceeds of insurance; ground rent, if any, or any other payments under any superior lease; costs of furnishing services to any individual tenant of the Building to the extent the same exceeds the services provided to Tenant hereunder without additional charge to Tenant; costs incurred with respect to a sale of all or any portion of the Property; advertising and promotional expenses; financing and refinancing costs (other than as a component of the amortization of certain capital expenses as specifically provided for above); amounts otherwise includable in Operating Expenses for the Property but reimbursed to Landlord directly by Tenant or other tenants; costs and expenses paid to a corporation, entity or person related to Landlord to the extent that such costs and expenses exceed the commercially competitive costs and expenses for similar materials and services that would be charged in the absence of such relationship; lease takeover costs incurred by Landlord in connection with leases in the Building; to the extent that any costs includable in Operating Expenses for the Property are incurred with respect to the Property and other locations (including, without limitation, salaries, fringe benefits and other compensation of Landlord's personnel who provide services to both the Property and other locations), the reasonable percentage thereof which is properly allocable to such other locations, the cost of any judgment, settlement or arbitration award resulting from any liability of Landlord (other than a liability or amounts otherwise includable in Operating Expenses for the Property hereunder); costs relating to withdrawal, liability or unfunded pension liability under the Multi-Employer Pension Plan

Act or similar law; the cost of installing, operating and maintaining any specialty facility (such as an observatory, broadcasting facility, luncheon club, athletic or recreational club, cafeteria or dining facility); any interest or penalty charges incurred by Landlord due to the violation of any law, except to the extent caused by the default of Tenant hereunder; any compensation paid to clerks, attendants or other persons in commercial concession operated by Landlord; costs for acquiring or renting works of fine, investment grade sculpture, paintings or other objects of art, provided that non-investment grade objects of art purchase primarily to decorate the Property and costs of maintaining any art shall be included in Operating Expenses for the Property.

Nothing contained in this Section 3.3 shall permit Landlord to include duplicate charges in Operation Expenses. Payments by the Tenants on account of the Tenant's Operating Expenses Charge shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to the Landlord shall be an amount from time to time reasonably estimated by the Landlord to be sufficient to aggregate a sum equal to the Tenant's Operating Expenses Charge for each calendar year; provided that Landlord shall deliver to Tenant notice of such estimated amount accompanied by a statement showing Landlord's estimated expenses.

      Not later than ninety (90) days after the end of each calendar year or fraction thereof during the Term or fraction thereof at the end of the Term, the Landlord shall render the Tenant a statement in reasonable detail and according to usual accounting practices certified by a representative of the Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, the Operating Expenses for the Property and the Tenant's Operating Expenses Allocable to the Premises. Said statement to be rendered to the Tenant also shall show for the preceding calendar year or fraction thereof, as the case may be, the amounts of Operating Expenses already paid by the Tenant. If at the time such statement is rendered it is determined with resect to any calendar year, that the Tenant has paid (i) less than the Tenant's Operating Expenses Allocable to the Premises or (ii) more than the Tenant's Operating Expenses Allocable to the Premises, then, in the case of (i) the Tenant shall pay to the Landlord, as Additional Rent, within thirty (30) days of such statement the amounts of such underpayment and, in the case of (ii) the Landlord shall credit the amount of such overpayment against the monthly installments of the Tenant's Operating Expenses Allocable to the Premises and the Annual Fixed Rent next thereafter coming due (or refund such overpayment if the Term has expired and the Tenant has no further obligation to the Landlord).

      3.4 Inspection and Audit. Upon not less than fifteen (15) days prior notice to Landlord, but not more frequently than once each calendar year, Tenant shall have the right to inspect and/or audit Landlord's books and records with respect to any of the charges of Additional Rent, including the Real Estate Taxes and the Operating Expenses for the Property, with respect to the immediately preceding calendar year. In the event the inspection or audit reveals no overstatement in the charges paid by Tenant, Tenant shall reimburse Landlord for any out-of-pocket costs which Landlord incurs in connection with obtaining the services of professionals to respond to Tenant's requests for information and/or explanation in connection with such inspection or audit, within thirty (30) days after notice form Landlord. The inspection or audit shall be performed at Landlord's office. In the event Tenant, after completion of such audit or inspection, shall dispute the correctness of Landlord's Annual Statement of Operating Expenses for the Property in accordance with the terms of this Lease, Tenant shall notify Landlord of such dispute on or before the date which is twelve (12) months following the last day of the calendar year with respect to which such expenses relate, specifying the particular respects in which such statement is allegedly incorrect. In the event the inspection or audit reveals that Tenant has paid more than Tenant's Tax Expense Allocable to the Premises or Tenant's Operating Expenses allocable to the Premises, Landlord shall credit the amount of such over-payment against the monthly installments of Rent next thereafter coming due (or refund such overpayment if the Term has expired and Tenant has no further obligation to Landlord).

      3.5 Electricity. Electrical energy to the extent required for lighting and electrical facilities, equipment, machinery, fixtures and appliances substantially equivalent to the lighting and electrical facilities, equipment, machinery, fixtures and appliances of Landlord in the space in the Building occupied by Landlord, and the space occupied by Landlord in neighboring buildings, shall be provided to the Premises and Tenant shall pay, as Additional Rent, the share of electrical energy charges paid by Landlord to the electric utility which is allocable to the Premises. The electric energy required to operate the air-handling units serving Tenants laboratories, to be constructed as part of Tenant's Initial Work (including the exhaust system and system for re-heat of make-up air), and any other mechanical equipment which may be installed in the Premises by Tenant from time to time which consumes significantly more electric energy than the mechanical equipment currently contained therein, shall be separately check-metered and the cost of such electric energy shall be payable by Tenant to Landlord as Additional Rent. In the event that, after the date hereof, Landlord undertakes alterations or additions to any space occupied by Landlord which includes the installation of mechanical equipment which consumes significantly more electric energy than the mechanical equipment currently contained therein, Landlord shall reasonably allocate the increased electrical energy costs associated with such equipment and exclude such cost from the aggregate energy expense proportionately allocated to Tenant; provided, however, that the provisions of this sentence shall not apply to any equipment installed as a replacement for existing equipment.

      3.6 Other Utility Charges. During the Term, the Tenant shall pay directly to the provider of the service, all separately metered charges for steam, heat, gas, electricity, fuel and other services and utilities furnished to the Premises.

      3.7 Above-Standard Services. If the Tenant requests and the Landlord elects to provide any services to the Tenant in addition to those described in Exhibit B, the Tenant shall pay to the Landlord, as Additional Rent, the amount billed by Landlord for such services at Landlord's standard rates as from time to time in effect. If Tenant has requested that such services be provided on a regular basis, Tenant shall, if requested by Landlord, pay for such services at the time and in the fashion in which Annual Fixed Rent under this Lease is payable. Otherwise, Tenant shall pay for such additional services within thirty
(30) days after receipt of an invoice from

Landlord. Landlord shall have the right, at its election, to survey Tenant's electricity usage in the Premises and/or install a check meter therein, in either case at Tenant's expense, for purposes of monitoring above-standard electricity usage. Tenant shall pay for such work within thirty (30) days after receipt of an invoice from Landlord.

      3.8 No Offsets. Annual Fixed Rent and Additional Rent shall be paid by the Tenant without offset, abatement or deduction.

      3.9 Security Services. During the Term and any extension thereof, the Tenant shall pay Six Thousand Six Hundred Dollars ($6,600.00) per year for the Security Services described on Exhibit B.

      3.10 Net Lease. It is understood and agreed that this Lease is a Net Lease and that the Annual Fixed Rent is absolutely net to Landlord, accepting only Landlord's obligation to pay any debt service or ground rent on the Property, to provide Landlord's services, and to pay the real estate taxes and operating expenses which Tenant is not required to pay under this Lease.

4. Alterations.

      4.1 Consent Required for Tenant's Alterations. The Tenant shall not make alterations or additions to the Premises except in accordance with the building standards from time to time in effect, with construction rules and regulations from time to time promulgated by Landlord and applicable to Tenants in the Building, and with plans and specifications therefor first approved by the Landlord, which approval shall not be withheld unreasonably; provided, however, that such alterations do not change the character of the Premises as laboratory space, subject to the provisions of Section 11.10 with respect to Secured Property (as hereinafter defined). The Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions which (i) might adversely affect any structural element of the Building, (ii) involves or might affect the roof of the Building (subject, however, to Section 4.7), any area or element outside of the Premises, or any facility serving any area of the Building outside of the Premises or any publicly accessible major interior features of the Building, or (iii) will require unusual expense to readapt the Premises to normal use unless the Tenant first gives assurance acceptable to the Landlord that such readaptation will be made prior to such termination without expense to the Landlord, in each case as reasonably determined by the Landlord. Notwithstanding the foregoing, Tenant may, without the prior written consent of Landlord, install or replace wall coverings or floor coverings and otherwise decorate the Premises.

      4.2 Ownership of Alternations. All alterations and additions ("Leasehold Improvements") shall be part of the Building and owned by the Landlord, and unless at the time of granting its consent therefor the Landlord shall specify that the same must be removed, such Leasehold Improvements may not be removed from the Premises without Landlord's written consent, which may be withheld in Landlord's sole discretion. Nothing in the preceding sentence is intended to derogate from Tenant's right to make alterations to the Premises as contemplated under Section 4.1. The movable equipment and furnishings not attached to the Premises, which are specified on Exhibit D-1, shall remain the property of the Tenant and shall be removed by the Tenant upon termination or expiration of this Lease. Tenant shall, in connection with removing any Leasehold Improvements or personal property from the Premises which Tenant is permitted or required to remove, repair any damage or injury caused by such removal.

      4.3 Construction Requirements for Alterations. All construction work by the Tenant shall be done in a good and workmanlike manner employing only good materials and in compliance with all applicable laws and all lawful ordinances, regulations and orders of Governmental authority and insurers of the Building. The Landlord or Landlord's authorized agent may (but without any implied obligation to do so) inspect the work of the Tenant at reasonable times and shall give notice of observed defects. All of the Tenant's alterations and additions and installation of furnishings shall be coordinated with any work being performed by the Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or interfere with Building construction or operation and, except for installation of furnishings, shall be performed by contractors or workmen first approved by the Landlord, which approval the Landlord agrees not to unreasonably withhold or delay. The

Tenant, before starting any work, shall receive and comply with Landlord's construction rules and regulations and shall cause Tenant's contractors to comply therewith, shall secure all licenses and permits necessary therefor and shall deliver to the Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them and, in the event the cost of such alterations (excluding decorations) shall exceed two hundred fifty thousand dollars ($250,000.00), security satisfactory to the Landlord protecting the Landlord against liens arising out of the furnishing of such labor and material; and cause each contractor to carry worker's compensation insurance in statutory amounts covering all the contractors' and subcontractors' employees and comprehensive general public liability insurance with such limits as the Landlord may require reasonably, but in no event less than $1,000,000 (individual)/$3,000,000 (occurrence) or in such other amounts as Landlord may reasonably require covering personal injury and death and property damage (all such insurance to be written in companies approved reasonably by the Landlord and insuring the Landlord, such individuals and entities affiliated with the Landlord as the Landlord may designate, and the Tenant as well as the contractors and to contain a requirement for at least thirty (30) days' notice to the Landlord prior to cancellation, nonrenewal or material change), and to deliver to the Landlord certificates of all such insurance.

      4.4 Payment for Tenant Alterations. The Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by the Tenant, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Property and promptly to discharge any such liens which may so attach. If any such lien shall be filed against the Premises or the Property and the Tenant shall fail to cause such lien to be discharged within thirty (30) days after Tenant has notice of the filing thereof, the Landlord may cause such lien to be discharged by payment, bond or otherwise, without investigation as to the validity thereof or as to any offsets or defenses which the Tenant may have with respect to the amount claimed; provided, however, that in the event Landlord is in the process of selling, or obtaining a loan secured in whole or in part by, the Property, Tenant shall be obligated to cause such lien to be discharged within twenty (20) days after Tenant has notice thereof. The Tenant shall reimburse the Landlord, as additional rent, for any cost so incurred and shall indemnify and hold harmless the Landlord from and against any and all claims, costs, damages, liabilities and expenses (including attorneys' fees) which may be incurred or suffered by the Landlord by reason of any such lien or its discharge.

      4.5 Tenant's Initial Improvements. (a) Tenant shall, at Tenant's sole cost and expense, make certain alterations and additions to the Premises, as more particularly described in the scope of work attached as Exhibit D ("Tenant's Initial Improvements"). Notwithstanding anything to the contrary contained herein, Tenant's Initial Improvement shall include the construction of two (2) mechanical and electrical rooms with all mechanical and electrical components (including, without limitation, fans and air handling units) required for Tenant's contemplated use of the Premises (including the Second Year Space); provided, however, that the VAV boxes and other distribution and control components necessary to distribute service to the Second Year Space need not be included in Tenant's Initial Improvements. Tenant's Initial Improvements shall be performed, in all respects, in accordance with Article 4 hereof. Tenant agrees that Tenant's Initial Improvements will be performed in a manner so as to minimize the disturbance to the occupants of other parts of the Building; provided, however, that Tenant shall not be required to perform such work on an overtime basis unless such work is to be performed in space occupied by another tenant of the Building or Landlord, in which event such work shall be performed on an overtime basis unless such other tenant or Landlord agrees with Tenant in writing that Tenant may perform the required work during ordinary business hours. Tenant shall use commercially reasonable efforts to complete Tenant's Initial Improvements on or before September 15, 1994.

            It is understood that of the services to be furnished by Landlord referred to in Section 5.1 and Exhibit B hereof, Landlord shall not furnish any cleaning services until Tenant commences occupancy of the Premises (exclusive of the Second Year Space) for the conduct of its business. Tenant shall be responsible for removal of

Tenant's refuse and rubbish during the period that Tenant's Initial Improvements are in progress in the Premises.

            (b) Tenant, at Tenant's expense, shall cause an architect approved in writing by Landlord, which approval Landlord shall not unreasonably withhold (the "Architect"), to prepare a set of plans, specifications and working drawings (the "Plans and Specifications") for Tenant's Initial Improvements. As used herein, the term "Plans and Specifications" shall include the MEP Plans and Specifications (as hereinafter defined). Tenant shall also obtain Landlord's prior written approval of any engineer who prepares engineering plans and specifications comprising a portion of the Plans and Specifications, which approval shall not be unreasonably withheld.

      Landlord and Tenant hereby acknowledge that Tenant shall perform Tenant's Initial Improvements on a so-called "fast-track" basis, whereby certain items of construction shall be commenced before all Plans and Specifications have been finalized. Notwithstanding the foregoing, the Plans and Specifications for the mechanical, electrical and plumbing components of Tenant's Initial Improvements (the "MEP Plans and Specifications") shall be submitted by Tenant to Landlord on or prior to the date occurring forty-five (45) days form the date hereof for Landlord's review. The MEP Plans and Specifications must be approved by Landlord in writing prior to Tenant's commencement of Tenant's Initial Improvements except for any demolition of the existing Leasehold Improvements. After the MEP Plans and Specifications have been approved by Landlord, Tenant will, during the course of construction, furnish Landlord with all other Plans and Specifications as the same are prepared.

      Tenant shall reimburse Landlord, within ten (10) days of demand, for any out-of-pocket costs and expenses incurred by Landlord in connection with Landlord's review of the Plans and Specifications. Tenants shall make such changes to the Plans and Specifications as Landlord reasonably requires and Tenant shall not commence the performance of any portion of Tenant's Initial Improvements prior to obtaining Landlord's prior written approval of the Plans and Specifications relating thereto, which shall not be unreasonably withheld. Landlord's failure to either approve, reject or request additional information regarding the Plans and Specification submitted by Tenant within fifteen (15) days from Landlord's receipt thereof shall be deemed to be Landlord's approval of said Plans and Specification. Any rejection by Landlord shall be in writing, shall specify the reasons for such rejection and shall outline the required modifications thereto which would render said Plans and Specifications acceptable. After Landlord has approved Plans and Specifications, Tenant shall promptly and diligently perform the Tenant's Initial Improvements in accordance with such approved Plans and Specifications, and pursue said work to completion. Tenant shall thereafter resubmit any modifications of or additions to the approved Plans and Specifications for Landlord's approval, which approval shall not be unreasonably withheld.

            (c) Landlord shall not be deemed unreasonable for withholding approval of any portion of the Plans and Specifications for Tenant's Initial Improvements which (i) might materially adversely affect any structural element of the Building, or (ii) involves or might affect the roof of the Building (subject, however, to Section 4.7), any area or element outside of the Premises, or any facility serving any area of the Building outside of the Premises or any publicly accessible major interior features of the Building. Notwithstanding the foregoing, Landlord acknowledges that nothing described in the scope of the work set forth in Exhibit D presents grounds for Landlord's withholding approval on the basis of any of clauses (i) or (ii) above, provided the same conforms to a typical first-class laboratory build-out, consistent with similar facilities in the metropolitan Boston area.

      4.6 Security for Performance of Tenant's Initial Improvements.

            (a) Prior to commencing the performance of Tenant's Initial Improvements, or any demolition of the existing Leasehold Improvements, Tenant shall deposit with Landlord as security for Tenant's timely performance and completion of Tenant's Initial Improvements, a sum of money equal to the product of (i) Eighty Dollars ($80.00), multiplied by (ii) the number of rentable square feet of the Premises (in no event less than 15,000 rentable square feet) which shall be improved by Tenant in connection with Tenant's Initial Improvements (the

"Construction Security Deposit"). The Construction Security Deposit shall be held by Landlord and disbursed or used in accordance with this Section 4.6. In the event that either any Budget (as defined below) estimates the cost to complete Tenant's Initial Improvements to be greater than the amount of the Construction Security Deposit then held by Landlord, Tenant shall deposit with Landlord additional sums such that the undisbursed amount of the Construction Security Deposit will be sufficient, when disbursed to Tenant, to pay all estimated unpaid costs required to complete Tenant's Initial Improvements, including the payment of all so-called "soft" costs.

            (b) Landlord shall invest the Construction Security Deposit in the "Bank Account." In this Lease, the term "Bank Account" means a "money-market" rate account with Bay Bank. Landlord shall have no responsibility for the rate or amount of any interest earned on the Construction Security Deposit or for the preservation of the principal of the Construction Security Deposit. All interest earned on the Construction Security Deposit shall be deemed to be part of the Construction Security Deposit and shall be held and/or disbursed in the same manner as the Construction Security Deposit.

            (c) Once Tenant has deposited the Construction Security Deposit with Landlord, Tenant shall be permitted to commence with the demolition work required to prepare the Premises for Tenant's Initial Improvements. Tenant shall not, however, commence any construction of Tenant's Initial Improvements, and Landlord shall not be required to disburse any portion of the Construction Security Deposit, unless and until Landlord has first received the following items:

            (i) A detailed preliminary budget prepared by Architect representing Architect's good faith estimate, based on Architect's best professional judgement, specifying the anticipated costs of construction, fixturing and equipping Tenant's Initial Improvements, as known to Architect at the time (a "Budget"), accompanied by a written certification from an officer of Tenant that, in connection with Architect's preparation of such Budget, Tenant has provided Architect with all the relevant details of Tenant's Initial Improvements known to Tenant as of the date of such Budget;

            (ii) A detailed preliminary construction schedule (the "Schedule") for Tenant's Initial Improvements prepared by Architect, representing Architect's good faith estimate, based on Architect's best professional judgement, showing the estimated periods of commencement and completion of construction of Tenant's Initial Improvements and projected Requisitions (as hereinafter defined), as known to Architect at the time, accompanied by a written certification from an officer of Tenant that, in connection with Architect's preparation of such Schedule, Tenant has provided Architect with all the relevant details of Tenant's Initial Improvements known to Tenant as of the date of such schedule;

            (iii) A fully-executed contract between Tenant and the Architect, to perform architectural services in connection with Tenant's Initial Improvements, which contract contains Architect's agreement to perform such services for Landlord subsequent to an Event of Default and termination of the Lease upon the same terms and conditions of Architect's agreement with Tenant;

            (iv) A fully-executed contract between Tenant and Tenant's general contractor who shall be performing Tenant's Initial Improvements on Tenant's behalf (the "General Contractor"), to perform contracting services in connection with Tenant's Initial Improvements, which contract contains the General Contractor's agreement to perform such services for Landlord subsequent to an Event of Default and termination of the Lease upon the same terms and conditions of the General Contractor's agreement with Tenant;

            (v) The approved MEP Plans and Specifications; and

            (vi) The building permit and all other permits and approvals necessary for construction of Tenant's Initial Improvements.

            (d) As long as Landlord has not terminated the Lease after an Event of Default, Landlord shall make disbursements the Construction Security Deposit to the

Architect, the General Contractor, any engineer, contractor, subcontractor, or supplier who has performed work or supplied materials in connection with Tenant's Initial Improvements upon written Requisition to Landlord by Tenant directing such disbursement, in installments as Tenant's Initial Improvements progress. The amount of each installment shall be an amount equal to the actual cost of Tenant's Initial Improvements completed and in place, less (A) retainage in the amount of 10% of the value of labor and materials covered by the Requisition, and (B) the aggregate amount of all sums previously disbursed to Tenant pursuant to this Section 4.6. Disbursements hereunder shall be made solely for the payment of expenses properly incurred in the construction of Tenant's Initial Improvements.

            (e) All requisitions for payment of installments of the Construction Security Deposit ("Requisitions") shall be submitted by Tenant to Landlord at least fifteen (15) days before the date upon which the installment is desired from Landlord accompanied by the following:

            (i) A request by Tenant to Landlord directing Landlord to pay the specified architect, engineer, contractor, subcontractor, or supplier the amount(s) provided therein;

            (ii) Copies of invoices and other documents, including a cost breakdown, to support the amount requested in the Requisition;

            (iii) Partial or final lien waivers from any architect, engineer, contractor, subcontractor, or supplier, or receipts from the same, and any applicable bills of sale, for work or supplies that were the subject of any previous Requisition; and

            (iv) A revised Budget, dated as of the date of such Requisition, prepared by Architect, representing Architect's good faith estimate, based on Architect's best professional judgment, specifying the anticipated remaining costs of constructing, fixing and equipping Tenant's Initial Improvements, as known to Architect at the time, accompanied by a written certification from an officer of Tenant that, in connection with Architect's preparation of such revised Budget, Tenant has provided Architect with all of the relevant details of Tenant's Initial Improvements known to Tenant as of the date of such revised Budget.

Any request for any disbursement hereunder shall automatically constitute a representation by Tenant that all conditions contained herein are then satisfied, that, to the best of Tenant's knowledge, all Tenant's Initial Improvements represented by the Requisition have been satisfactory completed in accordance with Plans and Specifications approved by Landlord, that all checks for amounts previously delivered by Landlord to Tenant have been paid to the applicable architect, engineer, contractor, subcontractor, or supplier, and that the undisbursed amount of the Construction Security Deposit will be sufficient, when disbursed to Tenant, to pay all unpaid costs required to complete Tenant's Initial Improvements, including the payment of all non-construction costs, based upon the most recent revised Budget.

            (f) Landlord shall not be required to disburse, and shall be entitled to withhold, the final installment of the Construction Security Deposit, representing the ten percent (10%) retainage provided for in subsection
(d), unless and until: (i) Tenant's Initial Improvements are completed to the satisfaction of Landlord and Landlord receives a certificate from the Architect that Tenant's Initial Improvements are completed; (ii) the final certificate of occupancy has been issued by the appropriate governmental authority; (iii) either (A) Landlord has received final lien waivers from all engineers, architects, contractors, suppliers and subcontractors who performed services or supplied materials in connection with Tenant's Initial Improvements, or (B) the applicable statutory mechanic's or supplier's lien period has expired; and (iv) Tenant has delivered to Landlord final as-built Plans and Specifications for Tenant's Initial Improvements.

            (g) In the event Landlord has terminated the Lease after an Event of Default, Landlord shall have the right, without notice to Tenant, to make any disbursement in whole or in part by payment directly to any engineer, architect, contractor, subcontractor, or supplier for the account of the Tenant or for its own account. The execution of this Lease by Tenant shall and hereby does con-stitute an irrevocable direction and authorization to so disburse the Construction Security Deposit. No further direction or authorization from Tenant shall be necessary to warrant such direct payments and all such disbursement shall satisfy pro tanto the obligations of the Landlord as fully as if made directly to a third party pursuant to Tenant's direction contained in a Requisition or otherwise, regardless of the disposition thereof made by such architect, engineer, contractor, supplier or subcontractor.

      4.7 Use of Roof. Landlord agrees that Tenant may, in connection with Tenant's Initial Improvements, at Tenant's sole cost and expense, install on the roof of the Building, and thereafter maintain, repair and operate one (1) emergency generator, one (1) gas heater, one (1) chiller and exhaust vents, fans and fan hoods (together with support structures, duct work, electrical lines and related equipment, the "Roof Equipment"), provided and on condition that: (i) the size and dimensions of the Roof Equipment as well as the location on the roof for such installation shall be subject to Landlord's consent which may be withheld in Landlord's sole discretion, exercised in good faith (provided further that Landlord shall exercise reasonable judgment as long as the Roof Equipment occupies no more than four hundred (400) square feet of roof space designated by Landlord); (ii) no such equipment shall extend higher than the parapet of the roof of the Building; (iii) the installation and position of such Roof Equipment shall comply with all laws and legal requirements; (iv) the installation of the Roof Equipment shall comply with all laws and legal requirements; and (v) the Roof Equipment shall be maintained and kept in repair by Tenant, at Tenant's sole cost and expense. Tenant covenants and agrees that the Roof Equipment to be installed by Tenant shall not interfere with or adversely affect any equipment, installations, lines or machinery of the Building or any other tenant of the Building, or access thereto for maintenance, repair or removal. Tenant shall not be obligated to pay any additional rental on account of Tenant's use of the roof of the Building pursuant to this Section 4.7.

      For the purpose of installing, servicing or repairing the Roof Equipment, Tenant shall have access to the roof of the Building upon making prior reasonable request of Landlord. All access by Tenant to the roof of the

Building shall be subject to the supervision and control of Landlord and to Landlord's reasonable safeguards relating, without limitation, to the security and protection of the Building, the Building equipment and installations and equipment of other tenants of the Building as may be located on the roof of the Building, and any roof warranty that may be in effect. Landlord shall have the right to assign an outside consultant to be present during the duration of Tenant's access to the rooftop and Tenant shall pay the Landlord's out-of-pocket costs therefor as Additional Rent; provided, however, that in the event Tenant engages United Engineers for structural engineering services, Tenant shall not be required to pay any additional charges for Landlord to hire an outside structural engineer to review and/or supervise such structural engineering work.

      Tenant, at Tenant's sole cost and expense, agrees to promptly and faithfully obey, observe and comply with all laws, ordinances, regulations, requirements and rules of all duly constituted public authorities in any manner affecting or relating to Tenant's use of the roof of the Building as to the installation, repair, maintenance and operation of any Roof Equipment erected or installed by Tenant pursuant to the provisions of this Section 4.7. Tenant, at Tenant's sole cost and expense, shall secure and thereafter maintain all permits and licenses required for the installation and operation of the Roof Equipment erected or installed by Tenant pursuant to the provisions of this Section 4.7.

      Upon the expiration of the Term or upon the earlier termination of this Lease in any manner, if Landlord so directs by written notice to Tenant, Tenant shall promptly remove the Roof Equipment as designated in such notice, at Tenant's sole cost and expense. Tenant, at Tenant's sole cost and expense, shall promptly repair any and all damage to the roof of the Building and to any other part of the Building caused by or resulting from the installation, maintenance and repair, operation or removal of the Roof Equipment erected or installed by Tenant pursuant to the provisions of this Section 4.7 and restore said affected areas to their condition as existed prior to the installation of such equipment.

      Tenant covenants and agrees that all installations made by Tenant on the roof of the Building or any other part of the Building pursuant to the provisions of this Section 4.7 shall be at the sole risk of Tenant, and neither Landlord nor Landlord's agent or employees shall be liable for any damage or injury thereto caused in any manner, unless the same shall result from the gross negligence or willful misconduct of Landlord, its agents and employees.

      Tenant will, and does hereby, indemnify and save harmless Landlord from and against any and all claims, costs, demands, expenses, fees or suits arising out accidents, damage, injury or loss to any and all persons and property, or either, whomsoever or whatsoever resulting from or arising in connection with the erection, installation, maintenance and operation and repair of the Roof Equipment, except to the extent caused by the negligence of Landlord, or its agents or employees. If any installations are negligently performed or if Tenant's negligent acts or omissions should revoke, negate or in any manner impair or limit any roof warranty or guaranty obtained by Landlord, then Tenant shall reimburse Landlord for any loss or damage sustained or costs or expenses incurred by Landlord as a result thereof.

      Tenant shall not be permitted to assign or transfer all or any portion of the rights granted to Tenant pursuant to this Section 4.7 unless Tenant assigns this Lease to the party to whom such rights are assigned or transferred.

5.    Responsibility for Condition of Building and Premises.

      5.1 Maintenance of Building and Common Areas by Landlord. Except as otherwise provided in Article 8, the Landlord shall make such repairs to the structural elements of the Building, including the roof, exterior walls and floor slabs as may be necessary to keep and maintain the same in serviceable condition and maintain and make such repairs to the Common Building Areas as may be necessary to keep them in good order, condition and repair, including without limitation, the glass in the exterior walls of the Building, and all mechanical systems and equipment serving the Building and not exclusively serving the Premises. The Landlord shall further perform the services on Exhibit B hereto. The Landlord shall in no event be responsible to the Tenant for any condition in the Premises or the Building caused by an act or neglect of the Tenant, or any invitee or contractor of the Tenant. Landlord's costs in performing such services shall be reimbursed by the Tenant to the extent provided in Section 3.3.

      5.2 Maintenance of Premises by Tenant. The Tenant shall keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof and all Building and mechanical equipment exclusively serving the Premises, reasonable wear and tear excepted and further excepting those repairs for which the Landlord is responsible pursuant to Section 5.1 and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain and shall surrender the Premises and all alterations and additions thereto, at the end of the Term, in such condition, first removing all goods and effects of the Tenant and, to the extent specified by the Landlord by notice to the Tenant, all alterations and additions made by the Tenant and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat. The Tenant shall not permit or commit any waste, and the Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damages to common areas in the Building by the Tenant, or any of the contractors or invitees of the Tenant.

      5.3 Delays in Landlord's Services. The Landlord shall not be liable to the Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of the Landlord or its agents entering the Premises for any purposes authorized in this Lease, or for repairing the Premises or any portion of the Building. In case the Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on the Landlord's part, by reason of any External Cause, the Landlord shall not be liable to the Tenant therefor, nor, except as expressly otherwise provided in this Lease, shall the Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in the Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

      The Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency, until necessary repairs have been completed; provided, however, that in each instance of stoppage, the Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, the Landlord will give the Tenant reasonable advance written notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to the Tenant by reason thereof. In no event shall the Landlord have any liability to the Tenant for the unavailability of heat, light or any utility or service to be provided by the Landlord to the extent that such unavailability is caused by External Causes.

6. Tenant Covenants

      The Tenant covenants during the Term and for such further time as the Tenant occupies any part of the Premises:

      6.1 Permitted Uses. The Tenant shall occupy the Premises only for the Permitted Uses, and shall not injure or deface the Premises or the Property, nor permit in the Premises any auction sale. The Tenant shall give written notice to the Landlord of any materials on OSHA's right to know list or which are subject to regulation by any other federal, state, municipal or other governmental authority and which the Tenant intends to have present at the Premises. The Tenant shall comply with all requirements of public authorities and of the Board of Fire Underwriters in connection with methods of storage, use and disposal of all such materials. The Tenant shall not permit in the Premises any nuisance, or the emission from the Premises of any objectionable noise, odor or vibration, nor use or devote the Premises or any part thereof for any purpose which is contrary to law or ordinance or liable to invalidate or increase premiums (unless Tenant pays the entire amount of such increase) for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building, nor commit or permit any waste in or with respect to the Premises. The Tenant shall not generate, store or dispose of any oil, toxic substances, hazardous wastes, or hazardous materials (each a, "Hazardous Material"), or permit the same in or on the Premises or any parking areas provided for under this Lease, except in compliance with all applicable laws relating to such Hazardous Materials. The Tenant shall not dump, flush or in any way introduce any Hazardous Materials into septic, sewage or other waste disposal systems serving the Building generally or any parking areas provided for under this Lease. The Tenant will indemnify the Landlord and its successors and assigns against all claims, loss, cost, and expenses including attorneys' fees, incurred as a result of any contamination of the Property with Hazardous Materials by the Tenant or Tenant's contractors, licensees, invitees, agents, servants or employees.

      6.2 Laws and Regulations. The Tenant, at Tenant's sole cost and expense, shall comply with all federal, state and local laws, rules, regulations, ordinances, executive orders, Federal guidelines, and similar requirements in effect from time to time (collectively "Laws") relating to the use, condition or occupancy of the Premises (including, without limitation, City of Cambridge ordinances with respect to animal experiments and hazardous waste and relating to the Building if necessitated by Tenant's improvements or manner of use therein. Except to the extent that compliance is Tenant's responsibility hereunder, Landlord shall be responsible for maintaining the Building in compliance with Laws to the extent that failure to so maintain the Building would (i) imminently endanger persons or property, (ii) prevent access to the Premises, or (iii) prevent Tenant from performing Tenant's Initial Improvements; provided; however, that Tenant shall be solely responsible for maintaining the Building in compliance with laws to the extent necessitated by Tenant's Initial Improvements.

      6.3 Rules and Regulations. The Tenant shall not obstruct in any manner any portion of the Property not hereby leased; shall not permit the placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and shall comply with all reasonable rules and regulations of uniform application to all occupants of the Building now or hereafter made by the Landlord, of which the Tenant has been given notice, for the care and use of the Property. The Landlord shall not be liable to the Tenant for the failure of other occupants of the Building to conform to any such rules and regulations. The initial rules and regulations are set forth in Exhibit C.

      6.4 Safety Compliance. The Tenant shall keep the Premises equipped with all safety appliances required by law or ordinance or any other regulations of any public authority because of any non-office use made by the Tenant and to procure all licenses and permits so required by Laws because of such use and, if requested by the Landlord, do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way the Tenant's Permitted Uses.

      6.5 Landlord's Entry. The Tenant shall permit the Landlord and its agents, after reasonable notice except in the case of emergencies, to enter the Premises at all reasonable hours for the purpose of inspecting or of making repairs to the same, monitoring Tenant's compliance with the requirements and restrictions set forth in this Lease, and for the purpose of showing the Premises to prospective purchasers and mortgagees at all reasonable times and to prospective tenants provided that in connection with such entry, Tenant may provide procedures reasonably designed so as not to jeopardize Tenant's trade secrets, proprietary technology or critical business operations.

      6.6 Floor Load. The Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law; and not move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as the Landlord shall in each instance authorize. The Tenant's machines and mechanical equipment shall be placed and maintained by the Tenant at the Tenant's expense in settings sufficient to absorb or prevent vibration or noise that may be transmitted to the Building structure or to any other space in the Building.

      6.7 Personal Property Tax. The Tenant shall pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, trade fixtures and equipment) in the Premises to whomever assessed.

      6.8 Assignment, Subleases or other Transfers. The Tenant shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease or any of Tenant's interest therein, or sublet (which term, without limitation, shall include granting of concessions, licenses and the like) the whole or any part of the Premises without, in each instance, having first received the consent of the Landlord. However, Landlord shall not unreasonably withhold consent to a proposed assignment of this Lease or sublease of the Premises. Any assignment or sublease made without such consent shall be void. The Landlord shall not be deemed to be unreasonable in withholding its consent to any proposed assignment or subletting by the Tenant based on any of the following factors:

            (a) The business of the proposed occupant is not consistent with the image and character which the Landlord desires to promote for the building.

            (b) The proposed assignment or subletting could adversely affect the ability of the Landlord and its affiliates to lease space in the Building including leasing other space to any proposed assignee or subtenant.

      Whether or not the Landlord consents to any assignment or subletting, the Tenant named herein shall remain fully and primarily liable for the obligations of the tenant hereunder, including, without limitation, the obligation to pay Annual Fixed Rent and Additional Rent provided under this Lease.

      The Tenant shall give the Landlord notice of any proposed sublease or assignment, specifying the provisions of the proposed subletting or assignment, including (i) the name and address of the proposed subtenant or assignee, (ii) a copy of the proposed subtenant's or assignee's most recent annual financial statement, (iii) all of the terms and provisions upon which the proposed subletting or assignment is to be made and such other information concerning the proposed subtenant or assignee as the Tenant has obtained in connection with the proposed subletting or assignment. The Tenant shall reimburse the Landlord promptly for reasonable legal and other expense incurred by the Landlord in connection with any request by the Tenant for consent to any assignment or subletting. If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anyone other than the Tenant, the Landlord may, at any time and from time to time, collect rent and other charg-es from the assignee, sublessee or occupant and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the prohibitions contained in this Section 6.8 or the acceptance of the assignee, sublessee or occupant as a tenant, or a release of the Tenant from the further performance by the Tenant of covenants on the part of the Tenant herein contained. The Tenant shall pay to the Landlord any amounts the Tenant receives from any subtenant or assignee as rent, additional rent or other forms of compensation or reimbursement other than those which are less than or equal to the then due and payable proportionate monthly share of Annual Fixed Rent, Additional Rent and all other monies due to Landlord pursuant to this Lease (allocable in the case of a sublease to that portion of the Premises being subleased). The consent by the Landlord to an assignment or subletting shall not be construed to relieve the Tenant from obtaining the express consent in writing of the Landlord to any further assignment or subletting.

      Without affecting any of its other obligations under this Lease, Tenant will pay Landlord, as Additional Rent, all sums or other economic consideration (deducting therefrom all brokerage commissions and legal fees, and deducting on a monthly basis therefrom the Tenant's Initial Improvements Monthly Amortization Amount) that (i) in the case of an assignment, are received by Tenant for such assignment, and (ii) in the case of a subletting, are received by Tenant for such subletting, whether or not denominated rentals under the sublease, to the extent the same exceeds the sums which Tenant is obligated to pay Landlord under this Lease (prorated, if a sublease of less than the entire Rentable Floor Area of the Premises, on the basis of the portion of the Premises subject to such sublease). The provisions of this paragraph shall not apply to a transfer to a Permitted Transferee (as hereinafter defined).

      Landlord may elect, within thirty (30) days of receipt of written notice from Tenant of any proposed assignment or sublease, prior to approving or disapproving any proposed assignment or sublease, to repossess the space proposed to be assigned or sublet. Landlord may thereafter lease the repossessed space in such a manner as the landlord may in its sole discretion determine. In the event Landlord elects to repossess the space as provided above, then all of the Tenant's rights and obligations hereunder with respect to the repossessed space shall cease and shall be of no further force and effect. The provisions of this paragraph shall not apply to a transfer to a Permitted Transferee.

      The foregoing to the contrary notwithstanding, Tenant shall have the right to assign this Lease or sublet the entire Premises (but not a portion thereof), and Landlord shall give its consent to such an assignment or sublease, if the proposed assignee or subtenant is (each of the following, a "Permitted Transferee") (i) an entity owning one hundred percent (100%) of Tenant; (ii) an entity into (or with which) Tenant is merged or consolidated; (iii) an entity into which substantially all of Tenant's assets are transferred; (iv) an entity under common control with Tenant; or (v) an entity all of whose ownership interests shall, at the time, be owned directly by Pharmaceutical Peptides, Inc., provided that:

            (a) such merger, consolidation or transfer of assets is for a good business purpose and not a device for the transfer of Tenant's interest in this Lease; and

            (b) the affiliate, subsidiary, parent, assignee or successor entity has a net worth at least equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer, as evidenced by financial statements prepared and certified by independent reputable certified public accountants.

      In any case where Landlord is required not to unreasonably withhold its consent, provided Landlord has withheld its consent in good faith, Tenant's sole remedy shall be injunctive relief.

7. Indemnity and Insurance

      7.1 Indemnity. To the maximum extent this agreement may be made effective according to law, the Tenant agrees to indemnify, defend and save harmless the Landlord from and against all claims, loss, or damage of whatever nature arising from any breach by Tenant of any obligation of Tenant under this Lease or from any act, omission or negligence of the Tenant, or the Tenant's contractors, licensees, invitees, agents, servants or employees, or arising from any accident, injury or damage whatsoever caused to any person or property, occurring after the date that possession of the Premises is first delivered to the Tenant and until the end of the Term and thereafter, so long as the Tenant is in occupancy of any part of the Premises, in or about the Premises or arising from any accident, injury or damage occurring outside the Premises but within the Building, on the Land, within any adjacent area maintained by Landlord or any individual or entity affiliated with Landlord, where such accident, injury or damage results from an act or omission on the part of the Tenant or the Tenant's agents or employees, licensees, invitees, servants or contractors, provided that the foregoing indemnity shall not include any cost or damage arising from any act, omission or negligence of the Landlord, or the Landlord's contractors, licensees, invitees, agents, servants or employees. This indemnity and hold harmless agreement shall include indemnity against attorneys' fees and all other costs, expenses and liabilities incurred or in connection with any such claim or proceeding brought thereon, and the defense thereof.

      Throughout the Term, Landlord shall defend and save Tenant harmless and indemnify Tenant from and against all bodily or personal injury, loss, claims or damage to any personal property which results from the negligence or wilful misconduct of Landlord, its employees, agents, or contractors.

      7.2 Liability Insurance. The Tenant agrees to maintain in full force from the date upon which the Tenant first enters the Premises for any reason, throughout the Term, and thereafter, so long as the Tenant is in occupancy of any part of the Premises, a policy of comprehensive general liability insurance under which the Landlord (and any individuals or entities affiliated with the Landlord, and any holder of a mortgage on the Property of whom the Tenant is notified by the Landlord) and the Tenant are named as insureds, and under which the insurer provides a contractual liability endorsement insuring against all cost, expense and liability arising out of or based upon any and all claims, accidents, injuries and damages described in Section 7.1, in the broadest form of such coverage from time to time available. Each such policy shall be noncancellable and nonamendable (to the extent that any proposed amendment reduces the limits or the scope of the insurance required in this Lease) with respect to the Landlord and such ground lessors and mortgagees without thirty (30) days' prior notice to the Landlord and such mortgagees and, at the election of Landlord, either a certificate of insurance or a duplicate original policy, together with evidence of payment of premiums therefor reasonably satisfactory to Landlord, shall be delivered to the Landlord on or before the Commencement Date (and at least thirty (30) days prior to the expiration of any such policy of required insurance). The minimum limits of liability of such insurance as of the Commencement Date shall be Three Million Dollars ($3,000,000.00) for combined bodily injury (or death) and damage to property (per occurrence), and from time to time during the Term such limits of liability shall be increased to reflect such higher limits as are customarily required pursuant to new leases of space in the Boston-Cambridge area with respect to similar properties.

      7.3 Personal Property at Risk. The Tenant agrees that all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of the Tenant and of all persons claiming by, through or under the Tenant which, during the continuance of this Lease or any occupancy of the Premises by the Tenant or anyone claiming under the Tenant, may be on the Premises or elsewhere in the Building or on the Lot shall be at the sole risk and hazard of the Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by the Landlord, except that the Landlord shall in no event be exonerated from any liability to the Tenant or to any person, for any injury, loss, damage or liability caused by any negligence or willful misconduct of Landlord or Landlord's agents, employees, or contractors.

      7.4 Waiver of Subrogation. Any insurance carried by either party with respect to the Building, Land, Premises, parking facilities or any property therein or occurrences thereon shall, without further request by either party, if it can be so written without additional premium, or with an additional premium which the other party elects to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss, including, without limitation, injury or loss caused by negligence of such other party, due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder.

      7.5 Landlord's Insurance. During the Term, Landlord shall carry and maintain the following coverages of insurance (collectively, "Landlord's Insurance"): (i) Fire and extended coverage insurance covering the Building and Tenant's Leasehold Improvements to the extent of the full replacement value thereof; and (ii) commercial general liability insurance in amounts Landlord reasonably deems prudent. Notwithstanding anything to the contrary contained herein, Tenant shall pay to Landlord the amount of Landlord's property and casualty insurance premiums which are allocable to Tenant's leasehold improvements, which amount shall not be included in Operating Expenses.

8. Casualty and Eminent Domain

      8.1 Restoration Following Casualties. If, during the Term, the Building or Premises shall be damaged by fire or casualty, subject to the exceptions and limitations provided below, the Landlord shall proceed promptly to exercise reasonable efforts to restore the Building and Premises (including Tenant's Leasehold Improvements, but excluding all moveable equipment and furnishings not attached to the Premises and Tenant's other personal property) to substantially the condition thereof at the time of such damage, but the Landlord shall not be responsible for delay in such restoration which may result from any cause beyond the reasonable control of the Landlord. The Landlord shall have no obligation to expend in the reconstruction of the Building and Premises more than the actual amount of insurance proceeds made available by its insurer. Any restoration of the Building or the Premises shall be altered to the extent necessary to comply with then current laws and applicable codes.

      8.2 Landlord's Termination Election. If in the opinion of the Landlord the Building has been so damaged that it is appropriate for the Landlord to raze or substantially alter the Building, then the Landlord may terminate this Lease by giving notice to the Tenant within sixty (60) days after the date of the casualty or such later date as is required to allow the Landlord a reasonable time to make either such determination; provided, however, that Landlord may not terminate this Lease pursuant to this paragraph unless Landlord similarly terminates the leases of other tenants covering at least fifty percent (50%) of the Building (excluding from such calculation space in the Building occupied by Landlord). Any such termination shall be effective on the date designated in such notice from the Landlord, but in any event, not later than sixty (60) days after such notice, and if no date is specified, effective upon the delivery of such notice.

      8.3 Tenant's Termination Election. Unless Landlord has earlier advised Tenant of Landlord's election to terminate this Lease pursuant to Section 8.2, or has earlier commenced to restore the Premises and maintain this Lease in effect pursuant to Section 8.1, the Tenant shall have the right after the expiration of sixty (60) days after any casualty which materially impairs a material portion of the Premises to give a written notice to the Landlord requiring the Landlord within ten (10) days thereafter to either (a) exercise or waive any right of the Landlord to terminate this Lease pursuant to Section 8.2 as a result of such casualty, or (b) give written notice that Landlord intends to restore the Premises pursuant to Section 8.1 and if the Landlord fails to give timely response to the Tenant's notice, the Tenant shall be entitled to give notice to the Landlord terminating this Lease. Where the Landlord is obligated to exercise reasonable efforts to restore the Premises, unless such restoration is completed within two hundred seventy (270) days from the date of the casualty or taking, such period to be subject, however, to extension where the delay in completion of such work is due to External Causes, the Tenant shall have the right to terminate this Lease at any time after the expiration of such two hundred seventy (270) days (as extended) period until the restoration is substantially completed, such termination to take effect as of the date of the Tenant's notice.

      8.4 Casualty at Expiration of Lease. If the Premises shall be damaged by fire or casualty in such a manner that the Premises cannot, in the ordinary course, reasonably be expected to be repaired within one hundred and twenty
(120) days from the commencement of repair work and such damage occurs within the last eighteen (18) months of the Term (as the same may have been extended prior to such fire or casualty), either party shall have the right, by giving notice to the other not later than sixty (60) days after such damage, to terminate this Lease, whereupon this Lease shall terminate as of the date of such notice.

      8.5 Eminent Domain. Except as hereinafter provided, if the Premises, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for the Tenant's purposes, shall be taken by condemnation or right of eminent domain, the Landlord or the Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty
(30) days after the effective date of such taking. If so much of the Building shall be so taken that the Landlord determines that it would be appropriate to raze or substantially alter the Building, the Landlord shall have the right to terminate this Lease by giving notice to the Tenant of the Landlord's desire to do so not later than thirty (30) days after the effective date of such taking; provided, however, that Landlord may not terminate this Lease pursuant to this paragraph unless Landlord similarly terminates the leases of other tenants covering at least fifty percent (50%) of the Building (excluding from such calculation space in the Building occupied by Landlord).

      Should any part of the Premises be so taken or condemned during the Term, and should this Lease be not terminated in accordance with the foregoing provisions, the Landlord agrees to use reasonable efforts to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable, subject, however, to applicable laws and codes then in existence and to the availability of sufficient proceeds from the eminent domain taking.

      8.6 Rent After Casualty or Taking. If the Premises shall be damaged by fire or other casualty, except as provided below, the Annual Fixed Rent and Additional Rent shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by the Tenant. If the fire or other casualty was caused by Tenant, such abatement shall be made only to the extent that Landlord is fully compensated therefore by any lost rent insurance. In the event of a taking which permanently reduces the area of the Premises, a just proportion of the Annual Fixed Rent shall be abated for the remainder of the Term.

      8.7 Temporary Taking. In the event of any taking of the Premises or any part thereof for a temporary use not in excess of six (6) months, (i) this Lease shall be and remain unaffected thereby and Annual Fixed Rent and Additional Rent shall not abate, and (ii) the Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term.

      8.8 Taking Award. Except as otherwise provided in Section 8.7, the Landlord shall have and hereby reserves and excepts, and the Tenant hereby grants and assigns to the Landlord, all rights to recover for damages to the Building and the Land, and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, as aforesaid, and by way of confirming the foregoing, the Tenant hereby grants and assigns to the Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent the Tenant from prosecuting in any condemnation proceedings a claim for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by the Landlord from the taking authority pursuant to the preceding sentence.

9. Default

      9.1 Tenant's Default. Each of the following shall constitute an Event of
Default:

            (a) Failure onto the part of Tenant to pay the Annual Fixed Rent on or before the date on which the same shall become due and payable, if such condition continues for five (5) days after notice from Landlord that the same is due (except that the giving of such written notice of default, and the cure period which follows, shall no longer be required as a condition to the occurrence of an Event of Default on the third or any further occasion of monetary default occurring within a twelve (12) consecutive month period).

            (b) Failure on the part of the Tenant to pay the Additional Rent or other charges for which provision is made herein on or before the date on which the same become due and payable, if such condition continues for ten (10) days after notice from the Landlord that the same are delinquent (except that the giving of such written notice of default, and the cure period which follows, shall no longer be required as a condition to the occurrence of an Event of Default on the third or any further occasion of monetary default occurring within a twelve (12) consecutive month period).

            (c) Failure on the part of the Tenant to perform or observe any other term or condition contained in this Lease if the Tenant shall not cure such failure within thirty (30) days after notice from the Landlord to the Tenant thereof, provided that in the case of breaches of obligations under this Lease which are susceptible to cure but cannot be cured within thirty (30) days through the exercise of due diligence, so long as the Tenant commences such cure within thirty (30) days, such breach remains susceptible to cure, and the Tenant diligently pursues such cure, such breach shall not be deemed to create an Event of Default.

            (d) The taking of the estate hereby created on execution or by other process of law; or a judicial declaration that the Tenant is bankrupt or insolvent according to law; or any assignment of the property of the Tenant for the benefit of creditors; or the appointment of a receiver, guardian, conservator, trustee in bankruptcy or other similar officer to take charge of all or any substantial part of the Tenant's property by a court of competent jurisdiction; or the filing of an involuntary petition against the Tenant under any provisions of the bankruptcy act now or hereafter enacted if the same is not dismissed within one hundred twenty (120) days; the filing by the Tenant of any voluntary petition for relief under provisions of any bankruptcy law now or hereafter enacted.

      If an Event of Default shall occur, then, in any such case, whether or not the Term shall have begun, the Landlord lawfully may, immediately or at any time thereafter, give notice to the Tenant specifying the Event of Default and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term, and the Tenant will then quit and surrender the Premises to the Landlord, but the Tenant shall remain liable as hereinafter provided.

      9.2 Damages. In the event that this Lease is terminated, the Tenant covenants to pay to the Landlord all the sums ("Periodic Payments") and perform all the obligations which the Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated (in calculating the amounts to be paid by the Tenant under the foregoing covenant, the Tenant shall be credited with the net proceeds of any rent obtained by reletting the Premises, after deducting all the Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting). Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if the Lease had not been so terminated or had Landlord not re-entered the Premises.

      Landlord may, at its election made at any time after this Lease is terminated, require Tenant to pay an amount (the "Lump Sum Payment") equal to the excess, if any, of the discounted present value of the total rent reserved for the remainder of the Term over the then discounted present fair rental value of the Premises for the remainder of the Term (in calculating the rent reserved, there shall be included, in addition to the Annual Fixed Rent and all Additional Rent, the value of all other considerations agreed to be paid or performed by the Tenant over the remainder of the Term). Upon payment of the Lump Sum

Payment, Tenant shall not thereafter be responsible for Periodic Payments.

      Landlord may (i) relet the Premises, or any part or parts thereof, for a term or terms which may, at the Landlord's option, exceed or be equal to or less than the period which would otherwise have constituted the balance of the Term, and may grant such concessions and free rent as the Landlord in its reasonable commercial judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and improvements in the Premises as the Landlord in its reasonable commercial judgment considers advisable or necessary to relet the same. No action of the Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate to release or reduce Tenant's liability. The Landlord shall be entitled to seek to rent other properties of the Landlord prior to reletting the Premises.

      9.3 Cumulative Rights. The specific remedies to which the Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by the Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, the Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions. Nothing contained in this Lease shall limit or prejudice the right of the Landlord to prove for and obtain in proceedings for bankruptcy, insolvency or like proceedings by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

      9.4 Landlord's Self-help. After an Event of Default, the Landlord shall have the right, but not the obligation, upon reasonable, but in no event less than thirty (30) days' notice to the Tenant (except in case of emergency in which case no notice need be given), to perform such obligation. The Landlord may exercise its rights under this Section without waiving any other of its rights or releasing the Tenant from any of its obligations under this Lease.

      9.5 Enforcement Expenses. The Tenant shall promptly reimburse the Landlord for all costs and expenses, including without limitation legal fees, incurred by the Landlord in exercising and enforcing its rights under this Lease following an Event of Default on the part of the Tenant, together with interest at the Default Interest Rate (as hereinafter defined) from the date paid by the Landlord.

      9.6 Late Charges and Interest on Overdue Payments. In the event that any payment of Annual Fixed Rent or Additional Rent shall remain unpaid for a period of two (2) business days following notice by the Landlord to the Tenant that such payment is overdue, there shall become due to the Landlord from the Tenant, as Additional Rent and as compensation for the Landlord's extra administrative costs in investigating the circumstances of late rent, a late charge of two percent (2%) of the amount overdue. In addition, any Annual Fixed Rent and Additional Rent not paid when due shall bear interest from the date due to the Landlord until paid at the variable rate (the "Default Interest Rate") equal to the higher of (i) the rate at which interest accrues on amounts not paid when due under the terms of the Landlord's financing for the Building, as from time to time in effect, and (ii) two percent (2%) per annum in excess of the rate from time to time announced by The First National Bank of Boston as its base rate, or if such rate can no longer be determined, two percent (2%) per annum in excess of the rate from time to time announced by a major commercial bank selected by the Landlord as its base or prime rate; provided, however that if the payment of any interest due hereunder would subject Landlord to any penalty under applicable law, then the payments due hereunder shall be automatically reduced to what they would be at the highest rate authorized under applicable law.

      9.7 Landlord's Right to Notice and Cure. The Landlord shall in no event be in default in the performance of any of the Landlord's obligations hereunder unless and until the Landlord shall have failed to per-form such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default not susceptible to being cured within such thirty (30) day period (provided that Landlord diligently pursues such cure), after notice by the Tenant to the Landlord expressly specifying wherein the Landlord has failed to perform any such obligation.

10. Mortgagees' Rights

      10.1 Subordination. This Lease shall, at the election of the holder of any mortgage on the Property, be subject and subordinate to any and all mortgages on the Property, so that the lien of any such mortgage shall be superior to all rights hereby or hereafter vested in the Tenant. Tenant's agreement to subordinate this Lease to any and all mortgages on the Property is conditioned upon the execution and delivery of a non-disturbance agreement by such mortgagee in such mortgagee's then-customary form. Landlord represents and warrants that, on the date hereof, the Property is not encumbered by a mortgage.

      10.2 Prepayment of Rent not to Bind Mortgagee. No Annual Fixed Rent, Additional Rent, or any other charge payable to the Landlord shall be paid more than thirty (30) days prior to the due date thereof under the terms of this Lease and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee or ground lessor) be a nullity as against such mortgagee or ground lessor and the Tenant shall be liable for the amount of such payments to such mortgagee or ground lessor.

      10.3 Tenant's Duty to Notify Mortgagee: Mortgagee's Ability to Cure. No act or failure to act on the part of the Landlord which would entitle the Tenant under the terms of this Lease, or by law, to be relieved of the Tenant's obligations to pay Annual Fixed Rent or Additional Rent hereunder or to terminate this Lease, shall result in a release or termination of such obligations of the Tenant or a termination of this Lease unless (i) the Tenant shall have first given written notice of the Landlord's act or failure to act to the Landlord's mortgagees or ground lessors of record, if any, of whose identity and address the Tenant shall have been given notice, specifying the act or failure to act on the part of the Landlord which would give basis to the Tenant's rights; and (ii) such mortgagees or ground lessors, after receipt of such notice, have failed or refused to correct or cure the condition complained of within the grace period provided to Landlord hereunder.

      10.4 Estoppel Certificates. The Tenant shall from time to time, upon not less than fifteen (15) days' prior written request by the Landlord, execute, acknowledge and deliver to the Landlord a statement in writing certifying to the Landlord or an independent third party, with a true and correct copy of this Lease attached thereto, (i) that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications); (ii) that the Tenant has no knowledge of any defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent and Additional Rent and to perform its other covenants under this Lease (or if there are any defenses, offsets, or counterclaims, setting them forth in reasonable detail); (iii) that there are no known uncured defaults of the Landlord or the Tenant under this Lease (or if there are known defaults, setting them forth in reasonable detail); (iv) the dates to which the Annual Fixed Rent, Additional Rent and other charges have been paid; (v) that the Tenant has accepted, is satisfied with, and is in full possession of the Premises, including all improvements, additions, and alterations thereto required to be made by Landlord under the Lease; (vi) that the Landlord has satisfactorily complied with all of the requirements and conditions precedent to the commencement of the Term of the Lease as specified in the Lease; (vii) the Term, the Commencement Date, and any other relevant dates, and that the Tenant has been in occupancy since the Commencement Date and paying rent since the specified dates; (viii) that no monetary or other considerations, including, but not limited to, rental concessions for Landlord, special tenant improvements or Landlord's assumption of prior lease obligations of Tenant have been granted to Tenant by Landlord for entering into the Lease, except as specified; (ix) that Tenant has no notice of a prior assignment, hypothecation, or pledge of rents or of the Lease; (x) that the Lease represents the entire agreement between Landlord and Tenant (unless there are amendments, in which case all amendments shall be specified); and (xi) such other matters with respect to the Tenant and this Lease as the Landlord may reasonably request. On the Commencement Date, Tenant shall, at the request of Landlord, promptly execute, acknowledge and deliver to Landlord a statement in writing that the Commencement Date has occurred, that the Annual Fixed Rent has begun to accrue (if true) and that Tenant has taken occupancy of the Premises. Any statement delivered pursuant to this Section may be relied upon by any prospective purchaser or mortgagee of the Property and shall be binding on the Tenant.

      Landlord shall from time to time, upon not less than fifteen (15) days' prior request by Tenant, execute, acknowledge and deliver to Tenant a statement in writing certifying to Tenant or an independent third party, that (i) this Lease has not been modified and is in full force and effect or, if there has been a modification of this Lease, that this Lease is in full force and effect as modified, stating such modifications, (b) the dates to which the Annual Fixed Rent and Additional Rent have been paid, (c) whether or not, to the knowledge of the Landlord, Tenant is in default, and, if Tenant is in default, stating the nature of such default, (d) whether or not there are then existing any set-offs or defenses against the enforcement of any of the obligations hereunder upon the part of Landlord or Tenant, as the case may be, to be performed or complied with (and, if so, specifying the same).

11. Miscellaneous

      11.1 Recording of Lease. The Tenant agrees not to record this Lease, and any attempted or actual recording thereof by Tenant shall be an Event of Default hereunder. At Tenant's request, the parties shall execute and deliver a notice of lease in form and substance reasonably satisfactory to both parties for the purpose of recording, but said notice of lease shall not in any circumstance be deemed to modify or to change any of the provisions of this Lease.

      11.2 Notices. Whenever any notice, approval, consent, request, election, offer or acceptance is given or made pursuant to this Lease, it shall be in writing. Communications and payments shall be addressed, if to the Landlord, at the Landlord's Original Address as set forth in Exhibit A or at such other address as may have been specified by prior notice to the Tenant, with a copy sent to Joseph W. Haley, P.C., Goodwin, Procter & Hoar, One Exchange Place, Boston, MA 02108, and if to the Tenant prior to the Commencement Date, at the Tenant's Original Address, and after the Commencement Date, at the Premises, or at such other place as may have been specified by prior notice to the Landlord, with a copy of default notices sent to Kent A. Coit, Esq., Skadden, Arps, Slate, Meagher & Flom, One Beacon Street, Boston, MA 02108, and a copy of all notices to Ethan Signer, Ph.D at the Premises. Any communication so addressed shall be deemed duly given on the earlier of (i) the date received or (ii) on the third business day following the day of mailing if mailed by registered or certified mail, return receipt requested. If the Landlord by notice to the Tenant at any time designates some other person to receive payments or notices, all payments or notices thereafter by the Tenant shall be paid or given to the agent designated until notice to the contrary is received by the Tenant from the Landlord.

      11.3 Successors and Limitation on Liability of the Landlord. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original landlord named herein and each successor landlord shall be liable only for obligations accruing during the period of its ownership. The obligations of the Landlord shall be binding only upon the assets of the Landlord consisting of the ownership of the Property but not upon other assets of the Landlord and neither the Tenant, nor anyone claiming by, under or through the Tenant, shall be entitled to obtain any judgment creating personal liability on the part of the Landlord or enforcing any obligations of the Landlord against any assets of the Landlord other than the ownership of the Property. In no event shall any partner, officer, director, trustee, stockholder, employee or beneficiary of Landlord be held to have any personal liability for satisfaction of any claims or judgments that Tenant may have against Landlord.

      11.4 Waivers by the Landlord. The failure of the Landlord or the Tenant to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Lease, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. Neither the receipt by the Landlord, nor the payment by Tenant, of Annual Fixed Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by the Landlord, unless such waiver be in writing signed by the Landlord. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

      11.5 Acceptance of Partial Payments of Rent. No acceptance by the Landlord of a lesser sum than the Annual Fixed Rent and Additional Rent then due shall be deemed to be other than a partial installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and the Landlord may accept such check or payment as without prejudice to the Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided. The delivery of keys to any employee of the Landlord or to the Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

      11.6 Interpretation and Partial Invalidity. If any term of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law. The titles of the Articles are for convenience only and not to be considered in construing this Lease. This Lease contains all of the agreements of the parties with respect to the subject matter thereof and supersedes all prior dealings between them with respect to such subject matter.

      11.7 Quiet Enjoyment. So long as the Tenant pays Annual Fixed Rent and Additional Rent, performs all other Tenant covenants of this Lease and observes all conditions hereof, the Tenant shall peaceably and quietly have, hold and enjoy the Premises free of any claims by, through or under the Landlord.

      11.8 Brokerage. Landlord and Tenant each represent and warrant to the other that it has had no dealings with any broker or agent other than Lynch Murphy Walsh & Partners ("Broker") in connection with this Lease and shall indemnify and hold harmless the other from claims for any brokerage commission other than that due Broker arising out of such party's action.

      11.9 Surrender of Premises and Holding Over. The Tenant shall surrender possession of the Premises on the last day of the Term and the Tenant waives the right to any notice of termination or notice to quit. The Tenant covenants that upon the expiration or sooner termination of this Lease, it shall, without notice, deliver up and surrender possession of the Premises in the same condition in which the Tenant has agreed to keep the same during the continuance of this Lease and in accordance with the terms hereof, normal wear and tear excepted, first removing therefrom all goods and effect of the Tenant and any leasehold improvements Landlord specified for removal pursuant to Section 4.2, and repairing all damage caused by such removal. Upon the expiration of this Lease or if the Premises should be abandoned by the Tenant, or this Lease should terminate for any cause, and at the time of such expiration, vacation, abandonment or termination, the Tenant or Tenant's agents, subtenants or any other person should leave any property of any kind or character on or in the Premises, the fact of such leaving of property on or in the Premises shall be conclusive evidence of intent by the Tenant, and individuals and entities deriving their rights through the Tenant, to abandon such property so left in or upon the Premises, and such leaving shall constitute abandonment of the property. Landlord shall have the right and authority without notice to the Tenant or anyone else, to remove and destroy, or to sell or authorize dispose of such property, or any part thereof, without being in any way liable to the Tenant therefor and the proceeds thereof shall belong to the Landlord as compensation for the removal and disposition of such property.

      If the Tenant fails to surrender possession of the Premises upon the expiration or sooner termination of this Lease, the Tenant shall pay to Landlord, as rent for any period after the expiration or sooner termination of this Lease an amount equal to one hundred fifty percent (150%) the Annual Fixed Rent and the Additional Rent required to be paid under this Lease as applied to any period in which the Tenant shall remain in possession. Acceptance by the Landlord of such payments shall not constitute a consent to a holdover hereunder or result in a renewal or extension of the Tenant's rights of occupancy. Such payments shall be in addition to and shall not affect or limit the Landlord's right of re-entry, Landlord's right to collect such damages as may be available at law, or any other rights of the Landlord under this Lease or as provided by law.

      11.10 Landlord's Lien. To secure the payment of all Annual Fixed Rent and Additional Rent, and the performance of all other obligations hereunder, Tenant hereby grants to Landlord a first lien and security interest on the personal property listed on Exhibit D-2 (the "Secured Property"), and also upon all proceeds of any insurance that may accrue to Tenant by reason of the destruction or damage of the Secured Property. Tenant will not remove the Secured Property from the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that Tenant replaces such item(s) of Secured Property with replacement item(s) of equal or greater value and that any such removal does not change the character of the Premises as laboratory space nor have a detrimental effect on the value thereof. Tenant waives the benefit of all exemption laws in favor of this lien and security interest. Upon the occurrence of an Event of Default hereunder, this lien may be foreclosed with or without court proceedings by private or public sale, so long as Landlord gives Tenant at least ten (10) days notice of the time and place of such sale. Landlord will have the right to become the purchaser if it is the highest bidder at the sale. Contemporaneously with its execution of this Lease, and if requested by Landlord after such extension, Tenant will execute and deliver to Landlord Uniform Commercial Code financing statements in form and substance sufficient (upon proper filing) to perfect the security interest granted in this Section 11.10. If requested Landlord, Tenant will also execute and deliver to Landlord, within five (5) days of Landlord request, any Uniform Commercial Code continuation statements in form and substance sufficient to reflect any proper amendment of, modification in, or extension of the security interest granted in this Section 11.10. The parties hereto agree that this Lease constitutes a security agreement and that the recordation of a notice of this Lease shall constitute a fixture filing pursuant to and under the Massachusetts Uniform Commercial Code. The provisions of this Section 11.10 shall survive the expiration or earlier termination of this Lease.

      11.11 Right of First Offer. Unless an Event of Default has occurred and is continuing, before entering into a lease with a third party unaffiliated with Landlord for any other space in the Building ("Additional Space"), Landlord will notify Tenant of the availability of Additional Space and the principal terms and conditions, including the rent and other economic terms (the "Rental Terms," and, together with such other principal terms and conditions, the "offered Terms") on which Landlord would be willing to lease the Additional Space to Tenant ("Landlord's Offer"). Tenant may, by notice to Landlord given without thirty (30) days of being given Landlord's Offer, either:

            (i) give Landlord notice that Tenant has elected to lease the Additional Space on the Offered Terms ("Tenant's Acceptance"), or

            (ii) give Landlord notice rejecting Landlord's Offer, but containing a counteroffer ("Tenant's Counteroffer") which sets forth the Rental Terms on which Tenant would be willing to lease the Additional Space, but otherwise on the Offered Terms (the "Counteroffer Terms"), or

            (iii) give Landlord notice rejecting Landlord's Offer ("Tenant's Rejection"), but not containing a Tenant's Counteroffer which fulfills the conditions of clause (ii) above; Tenant's failure to timely give either Tenant's Acceptance or Tenant's Counteroffer shall constitute Tenant's Rejection.

      If Tenant timely gives Tenant's Acceptance with respect to Landlord's Offer, then Tenant shall execute a lease for the Additional Space, on substantially the same terms and conditions of this Lease, except as modified to incorporate the Offered Terms and such other matters as are reasonably required by Landlord, within five (5) days of being delivered an execution counterpart thereof by Landlord. Tenant's failure to timely do so shall constitute a revocation of Tenant's Acceptance and all of the terms relating to Tenant's Rejection shall apply instead. If Tenant timely executes such a lease, Landlord will execute the same.

      If Tenant timely makes a Tenant's Counteroffer to Landlord's Offer, then:

            (a) At any time during the period commencing on the date that Landlord receives Tenant's Counteroffer and ending on the date that is one hundred fifty (150) days thereafter, Landlord may, by notice to Tenant (the "Put Notice") require Tenant to lease the Additional Space on the Counteroffer Terms. If Landlord timely gives Tenant a Put Notice, then Tenant shall execute a lease for the Additional Space, on substantially the same terms and conditions of this Lease, except as modified to incorporate the Counteroffer Terms and such other matters as are reasonably required by Landlord, within five (5) days of being delivered an execution counterpart thereof by Landlord. Tenant's failure to timely do so shall constitute a revocation of Tenant's Counteroffer and all of the terms relating to Tenant's Rejection shall apply instead. If Tenant timely executes such a lease, Landlord will execute the same.

            (b) In addition to Landlord's right to give Tenant a Put Notice, Landlord shall have a period (the "Market Period") of one (1) year from the date that is the earlier to occur of (x) the date that is thirty (30) days following Landlord's delivery to Tenant of Landlord's Offer or (y) the date that Landlord receives Tenant's Counteroffer, to lease the Additional Space on any terms and conditions; provided, however, that before Landlord can lease the Additional Space on Rental Terms more favorable than those contained in Tenant's Counter-offer, Landlord shall offer to lease the Additional Space to Tenant at such more favorable Rental Terms. Landlord's offer to Tenant as aforesaid shall constitute a Landlord's Offer for all purposes of this Section 11.11, except that Tenant must respond within ten (10) days, rather than within the thirty
(30) day period set forth in the first paragraph of this Section 11.11.

            (c) If Landlord has not leased the Additional Space on or prior to the expiration of the Market Period, then in the event Landlord desires to lease the Additional Space to a third party unaffiliated with Landlord, Landlord must again comply with the conditions of this Section 11.11.

      If Tenant either gives notice of, or is deemed to have given, Tenant's Rejection, Tenant shall have no further rights to lease the Additional Space in question.

      This right of first offer to lease the Additional Space is personal to Pharmaceutical Peptides, Inc. and is not transferable upon any assignment of this Lease except to a Permitted Transferee.

            IN WITNESS WHEREOF, the parties hereto have entered into this Lease on the date and year first above written.

                                        The Charles Stark Draper
                                        Laboratory, Inc.


                                        By: /s/ David C. Driscoll
                                            ---------------------------------
                                        Name:  David C. Driscoll
                                               ------------------------------
                                        Title: Treasurer
                                               ------------------------------


                                        Pharmaceutical Peptides, Inc.


                                        By: /s/ Ethan R. Signer
                                            ---------------------------------
                                        Name:  Ethan R. Signer
                                               ------------------------------
                                        Title: Chief Executive Officer
                                               ------------------------------

                                    EXHIBIT A

                                Basic Lease Terms

Annual Fixed           Lease Year 1:             $195,000.00 ($13.00 per square
Rent for the                                     foot of Rentable Floor Area
Initial Term:                                    with respect to 15,000 square
                                                 feet of Rentable Floor Area,
                                                 and $0.00 per square foot of
                                                 Rentable Floor Area with
                                                 respect to 9,797 square feet of
                                                 Rentable Floor Area), subject
                                                 to the rent abatement provided
                                                 pursuant to Section 3.1.

                       Lease Year 2:             $258,680.50 ($13.00 per square
                                                 foot of Rentable Floor Area
                                                 with respect to 15,000 rentable
                                                 square feet of Rentable Floor
                                                 Area, and $6.50 per square foot
                                                 of Rentable Floor Area with
                                                 respect to 9,797 square feet of
                                                 Rentable Floor Area).

                       Lease Years 3-5:          $322,361.00 ($13.00 per square
                                                 foot of Rentable Floor Area
                                                 with respect to 24,797 square
                                                 feet of Rentable Floor Area).

                       Lease Years 6-10:         $347,158.00 ($14.00 per square
                                                 foot of Rentable Floor Area
                                                 with respect to 24,797 square
                                                 feet of Rentable Floor Area).

Term: Beginning on the Commencement Date and ending on the date this is ten (10) years following the Rent Commencement Date.

Landlord's             The Charles Stark Draper Laboratory, Inc.
Original Address:      555 Technology Square
                       Cambridge, Massachusetts 02139
                       Attention:  David C. Driscoll, Treasurer

Premises:              The entire fifth (5th) floor of the Hill Building, One
                       Hampshire Street, Cambridge, MA containing 24,797 square feet of Rentable Floor Area, a floor plan of which is attached as Exhibit A-1.

Parking Privileges:    During the Term, Landlord shall provide up to a maximum
                       of twenty-five (25) parking permits, and Tenant shall pay One Hundred Dollars ($100.00) per month per parking permit. If Tenant initially desires fewer than twenty five (25) parking spaces, Tenant may elect to take fewer parking spaces. Tenant shall then be permitted to request additional parking spaces, up to the maximum of twenty-five (25) in the aggregate; provided, however, that Tenant shall not be permitted to give up any parking spaces previously requested.

Permitted Uses:        Laboratories and offices and accessory uses supporting
                       the foregoing.

Commencement           April ____, 1994
Date:

Rent Commencement      The date that is the earlier to occur of:
 Date:                 (i) the date when Tenant, any employee of Tenant, or any
                       person holding by, through or under Tenant first occupies the Premises for the conduct of business; or (ii)
                       September 15, 1994.

Tenant's Original      Pharmaceutical Peptides, Inc.
Address:               c/o Lynch Murphy Walsh & Partners
                       One Financial Center, 13th Floor
                       Boston, Massachusetts 02111
                       Attention: Malcolm Gefter, Ph.D.

Total Rentable         171,599 square feet
Floor Area of
Building

                                   EXHIBIT A-1

                           FLOOR PLAN OF THE PREMISES

                                    EXHIBIT B

                                STANDARD SERVICES

The following services are provided by the Landlord:

A.    Regular maintenance of interior, exterior and park ing lot landscaping.

B. Regular maintenance, sweeping and snow removal of building exterior areas such as roadways, driveways, sidewalks, parking areas and courtyard paving.

C.    Exterior and interior cleaning of all exterior windows twice per year.

D. Daily, weekday maintenance of hallways, passenger elevators, common area bathrooms and main lobby.

E.    Periodic cleaning of stairwells and freight elevators.

F.    Daily, weekday rubbish removal of all tenant trash from Premises.

G. Maintenance and repair of base building surveillance and alarm equipment, mechanical, electrical, plumbing and life safety systems.

H. Building surveillance and alarm system operation and live monitoring service to building standard specifications.

I. Heating and air conditioning to maintain the Premises at comfortable temperatures shall be provided between the hours of 8:00 AM to 6:00 PM Monday through Friday. In other hours, air conditioning will be made available for $20 per hour. Heating will be provided at comfortable temperatures in other reasonable hours without additional charge.

J. Normal elevator service from the freight and passenger elevators during the same hours and on a reduced basis as demand may require at other hours.

K. Utilities for all interior common areas and exterior building and parking lighting.

L.    Custodial Services pursuant to Exhibit E.

M. Hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

                                    EXHIBIT C

                              RULES AND REGULATIONS

DEFINITIONS

Wherever in these Rules and Regulations the word "Tenant" is used, it shall be taken to apply to and include the Tenant and his agents, employees, invitees, licensees, contractors, any subtenants and is to be deemed of such number and gender as the circumstances require. The word "Premises" is to be taken to include the space covered by the Lease. The word "Landlord" shall be taken to include the employees and agents of Landlord. Other capitalized terms used but not defined herein shall have the meanings set forth in the Lease.

GENERAL USE OF BUILDING

      A. Space for admitting natural light into any public area or tenant space of the Building shall not be covered or obstructed by Tenant except in a manner approved by Landlord.

      B. Toilets, showers and other like apparatus shall be used only for the purpose for which they were constructed. Any and all damage from misuse shall be borne by Tenant.

      C. No sign, advertisement, notice or the like, shall be used in the Building by Tenant other than within the Premises and not visible from outside the Premises. If Tenant violates the foregoing, Landlord may remove the violation without liability and may charge all costs and expenses incurred in so doing to Tenant.

      D. Tenant shall not throw or permit to be thrown anything out of windows. In addition, Tenant shall not do or permit anything which will obstruct, injure, annoy or interfere with other tenants or those having business with them, or affect any insurance rate on the Building or violate any provision of any insurance policy on the Building.

      E. No additional locks or similar devices shall be attached to any door or window and no keys other than those provided by the Landlord shall be made for any door unless permitted by Landlord. Upon termination of this lease or of the Tenant's possession, the Lessee shall surrender all keys to the Premises and shall explain to the Landlord all combination locks on safes, cabinets and vaults.

      F. Tenant shall not install any shades, blinds, or awnings or any interior window treatment without consent of Landlord. All equipment of any electrical or mechanical nature shall be placed in settings which absorb and prevent any vibration or noise.

      G. Landlord shall designate the time when and the method whereby freight, laboratory equipment, furniture, safes and other like articles may be brought into, moved or removed from the Building or Premises, and to designate the location for temporary disposition of such items.

      H. Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same from occurring.

      I. Tenant shall not place a load on any floor of said Premises exceeding one hundred (100) pounds per square foot. Landlord reserves the right to prescribe the weight and position of all safes and heavy equipment.

      J. Tenant shall not install or use any air conditioning or heating device or system other than those approved by Landlord.

      K. Landlord shall have the right to make such other and further reasonable rules and regulations as in the judgment of Landlord, may from time to time be needful for the safety, appearance, care and cleanliness of the Building and for the preservation of good or-der therein. Landlord shall not be responsi-ble to Tenant for any violation of rules and regulations by other tenants.

      L. The loading areas, parking areas, sidewalks, entrances, lobbies, halls, walkways, elevators, stairways and other common areas provided by Landlord shall not be obstructed by Tenant, or used by Tenant for any other purpose than for ingress and egress.

      M. In order to insure use and care of the Premises Tenant shall not enter any janitors' closets, mechanical or electrical areas, telephone closets, loading areas, roof or Building storage areas without the written consent of Landlord.

                                    EXHIBIT D

                          TENANT'S INITIAL IMPROVEMENTS

      Approximately fifteen thousand (15,000) square feet of first-class bio-technology laboratory space, consistent with similar facilities located in the Metropolitan Boston area.

                                   EXHIBIT D-1

                       LIST OF TENANT'S PERSONAL PROPERTY

            See three (3) sheets entitled "Pharmaceutical Peptides, Inc. Equipment Lease" attached hereto.

                                   EXHIBIT D-2

                                SECURED PROPERTY

            All items incorporated within and made a part of Tenant's Initial Improvements, excluding therefrom those items listed on Exhibit D-1.

                                    EXHIBIT E

                               CUSTODIAL SERVICES

CUSTODIAL WORKERS:   WILL POSSESS A THOROUGH KNOWLEDGE OF THE OPERATION OF ALL
                     MECHANICAL CLEANING EQUIPMENT, ALL CLEANING METHODS, AND
                     ALL CLEANING MATERIALS. ALL CUSTODIAL WORKERS WILL BE
                     SUPERVISED ON A NIGHTLY BASIS.

                                    MATERIALS

      1.    ALL MECHANICAL CLEANING EQUIPMENT WILL BE FURNISHED BY DRAPER
            LABORATORY.

      2. ALL CLEANING CHEMICALS, MATERIALS, AND CLEANING EQUIPMENT WILL BE FURNISHED BY DRAPER LABORATORY.

      3. SANITARY NAPKIN VENDING MACHINES WILL BE RESTOCKED BY DRAPER LABORATORY. THE COST OF THESE SANITARY PRODUCTS WILL BE BORNE BY THE INDIVIDUAL USERS.

      4.    FLOOR FINISHES USED HAVE PASSED A SAFETY NON SLIP TEST.

      5.    ALL BATHROOM DESCALERS WILL BE LESS THAN 12 PERCENT HYDROCHLORIC
            ACID.

      6. MATERIAL SAFETY DATA SHEETS WILL BE KEPT BY DRAPER LABORATORY ON ALL CLEANING CHEMICALS SUPPLIED.

                              CLEANING OF RESTROOMS

TASK                                 FREQUENCY
A.    REPLENISH SUPPLIES             DAILY
B.    CLEAN AND DISINFECT            DAILY
      ALL RESTROOM FIXTURES
C.    CLEAN MIRRORS                  DAILY
D.    CLEAN AND DISINFECT            DAILY
      PARTITIONS
E.    CLEAN AND DISINFECT            DAILY
      HARD SURFACE FLOORS
F.    EMPTY TRASH RECEPTACLES        DAILY
G.    REPLACE LINERS                 DAILY
      TRASH/SANITARY
H.    VACUUM LIGHT FIXTURES          AS NEEDED
      AND DIFFUSERS
I.    SPOT CLEAN WALLS               DAILY
J.    WASH WALLS                     AS NEEDED
K.    DESCALING OF FIXTURES          WEEKLY/OR AS NEEDED